SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to Rule 14a-12

FIRST PACTRUST BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 25, 2011

Dear Fellow Shareholder:

On behalf of the Board of Directors and management of First PacTrust Bancorp, Inc., we cordially invite you to attend the Annual Meeting of Shareholders of the Company. The meeting will be held at 9:00 a.m., local time, on May 25, 2011 at the Bonita Golf Club, located at 5540 Sweetwater Road, Bonita, California. The meeting will include management’s report to you on the Company’s 2010 financial and operating performance.

An important aspect of the Annual Meeting process is the shareholder vote on corporate business items. I urge you to exercise your rights as a shareholder to vote and participate in this process. Shareholders are being asked to consider and vote upon: (1) the election of two directors of the Company; (2) the approval of the Company’s 2011 Omnibus Incentive Plan; (3) an advisory (non-binding) vote on executive compensation, commonly referred to as a “say on pay” vote; and (4) an advisory (non-binding) vote on the frequency of holding future say on pay votes.

Whether or not you plan to attend the Annual Meeting, please read the enclosed proxy statement and then complete, sign and date the enclosed proxy card and return it in the accompanying postpaid return envelope as promptly as possible. Registered shareholders, that is, shareholders who hold their stock in their own names, can also vote their shares by telephone or via the internet. If your shares are held through a bank, broker or other nominee, check your proxy card to see if you can also vote by telephone or the internet. Voting promptly will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.

Your Board of Directors and management are committed to the success of the Company and the enhancement of the value of your investment. As President and Chief Executive Officer, I want to express my appreciation for your confidence and support.

Very truly yours,

Gregory A. Mitchell
President and Chief Executive Officer

FIRST PACTRUST BANCORP, INC.

610 Bay Boulevard

Chula Vista, California 91910

(619) 691-1519

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 25, 2011

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of First PacTrust Bancorp, Inc. (the “Company”) will be held as follows:

TIME	9:00 a.m. local time
DATE	May 25, 2011
PLACE	5540 Sweetwater Road, Bonita, California

ITEMS OF BUSINESS	(1) To elect two directors, each for a term of three years.

(2) To approve the First PacTrust Bancorp, Inc. 2011 Omnibus Incentive Plan.

(3) An advisory (non-binding) vote on executive compensation, commonly referred to as a “say on pay’ vote.

(4) An advisory (non-binding) vote on the frequency of holding future say on pay votes.

(5) Such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

RECORD DATE	Holders of record of the Company’s voting common stock at the close of business on April 18, 2011 will be entitled to vote at the meeting or any adjournment or postponement of the meeting.

ANNUAL REPORT	The Company’s 2010 Annual Report to Shareholders is enclosed.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the enclosed proxy card. Registered shareholders, that is, shareholders who hold their stock in their own names, can also vote their shares by telephone or via the internet. If your shares are held through a bank, broker or other nominee, check your proxy card to see if you can also vote by telephone or the internet. Regardless of the number of shares you own, your vote is very important. Please act today.

BY ORDER OF THE BOARD OF DIRECTORS

Gregory A. Mitchell
President and Chief Executive Officer

Chula Vista, California

April 25, 2011

Important: The prompt return of proxies will save us the expense of further requests for proxies to ensure a quorum at the annual meeting. A pre-addressed envelope is enclosed for your convenience. No postage is required if mailed within the United States.

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting To Be Held on May 25, 2011.

The Company’s Proxy Statement and Annual Report to Shareholders are available on the Internet at http://www.firstpactrustbancorp.com (click on the Investor Relations Information link, then click on link marked “Annual Meeting Materials”).

FIRST PACTRUST BANCORP, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

May 25, 2011

i

ii

FIRST PACTRUST BANCORP, INC.

610 Bay Boulevard

Chula Vista, California 91910

(619) 691-1519

PROXY STATEMENT

INTRODUCTION

The Board of Directors of First PacTrust Bancorp, Inc. (“First PacTrust,” the “Company,” “we,” “us” and “our”) is using this proxy statement to solicit proxies from the holders of the Company’s voting common stock, par value $0.01 per share (the “Voting Common Stock”) for use at the upcoming Annual Meeting of Shareholders of the Company and at any adjournments or postponements thereof. The meeting will be held on May 25, 2011 at 9:00 a.m., local time, at the Bonita Golf Club, located at 5540 Sweetwater Road, Bonita, California. At the meeting, shareholders will be asked to vote on four items: (i) the election of two directors of the Company, each to serve for a term of three years; (ii) the approval of the First PacTrust Bancorp, Inc. 2011 Omnibus Incentive Plan; (iii) an advisory (non-binding) vote on executive compensation, commonly referred to as a “say on pay” vote; and (iv) an advisory (non-binding) vote on the frequency of holding future say on pay votes. These items are described in more detail below. Shareholders also will consider any other matters that may properly come before the meeting or any adjournment or postponement of the meeting, although the Board of Directors knows of no other business to be presented. Some of the information in this proxy statement relates to Pacific Trust Bank, a wholly owned subsidiary of the Company. Pacific Trust Bank is sometimes referred to in this proxy statement as the “Bank.”

By submitting your proxy, you authorize the Company’s Board of Directors to represent you and vote your shares at the meeting in accordance with your instructions. The Board also may vote your shares to adjourn the meeting from time to time and will be authorized to vote your shares at any adjournments or postponements of the meeting.

The Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2010, which includes the Company’s audited financial statements, is enclosed. Although the Annual Report is being mailed to shareholders with this proxy statement, it does not constitute a part of the proxy solicitation materials and is not incorporated into this proxy statement by reference.

This proxy statement and the accompanying materials are being mailed to shareholders on or about April 25, 2011, and are also available on the Internet at http://www.firstpactrustbancorp.com (click on the Investor Relations Information link, then click on link marked “Annual Meeting Materials”).

Your vote is important. Whether or not you plan to attend the meeting, please submit your proxy promptly either in the enclosed envelope, by telephone or via the internet.

INFORMATION ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

At the annual meeting, shareholders will be asked to vote on the following items:

1. Election of two directors of the Company, each for a term of three years.

2. Approval of the Company’s 2011 Omnibus Incentive Plan.

3. An advisory (non-binding) vote on executive compensation, commonly referred to as a “say on pay” vote.

4. An advisory (non-binding) vote on the frequency of holding future say on pay votes.

Shareholders also will act on any other business that may properly come before the meeting or any adjournment or postponement of the meeting. Members of our management team will be present at the meeting to respond to your questions.

Who is entitled to vote?

The record date for the meeting is April 18, 2011. Only holders of record of the Voting Common Stock as of the close of business on that date are entitled to notice of and to vote at the meeting. Each shareholder is entitled to one vote for each share of Voting Common Stock held as of the record date; provided, however, that under Section F of Article 6 of the Company’s charter, no shareholder who beneficially owns more than 10.0% of the shares of Voting Common Stock outstanding of that date may vote shares held in excess of that amount. At the close of business on the record date, there were 8,692,910 shares of Voting Common Stock outstanding.

What if my shares are held in “street name” by a broker?

If your shares are held in “street name” by a broker, your broker is required to vote your shares in accordance with your instructions. If you do not give instructions to your broker, your broker will nevertheless be entitled to vote your shares with respect to any “discretionary” items, but will not be permitted to vote your shares with respect to “non-discretionary” items. In the case of non-discretionary items, your shares will be treated as “broker non-votes.” Whether an item is discretionary is determined by the exchange rules governing your broker. All of the items being voted on at the meeting are expected to be non-discretionary items.

What if my shares are held in the Company’s 401(k) Employee Stock Ownership Plan?

If you are a participant in the Company’s 401(k) Employee Stock Ownership Plan, the plan trustee is required to vote all shares allocated to your account under the employee stock ownership plan (“ESOP”) portion of the plan in accordance with your instructions. If you do not instruct the trustee how to vote your allocated ESOP shares, the trustee will vote your allocated ESOP shares in the manner directed by the plan administrators (who currently are officers appointed by the Company’s Board of Directors). The trustee must vote the unallocated ESOP shares in the same proportion as it is instructed to vote the allocated ESOP shares. For example, if on a particular proposal the trustee was instructed to vote 60% of the allocated ESOP shares “FOR,” 35% of the allocated ESOP shares “AGAINST” and 5% of the allocated ESOP shares “ABSTAIN,” the trustee would vote 60% of the unallocated ESOP shares “FOR,” 35% of the unallocated ESOP shares “AGAINST” and 5% of the unallocated ESOP shares “ABSTAIN.”

Participants are entitled to instruct the trustee how to vote any shares held in their accounts under the 401(k) plan portion of the plan. To the extent no instructions are given, the trustee must vote the shares in the manner directed by the plan administrators.

How many shares must be present to hold the meeting?

A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of at least one-third of the shares of Voting Common Stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What if a quorum is not present at the meeting?

If a quorum is not present at the scheduled time of the meeting, the shareholders who are represented may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken. An adjournment will have no effect on the business that may be conducted at the meeting.

How do I vote?

1.	You can vote by mail. If you properly complete and sign the accompanying proxy card and return it in the enclosed envelope, it will be voted in accordance with your instructions.

2.	You can vote by telephone. If you are a registered shareholder, that is, if your shares are held in your own name, you can vote by telephone by following the instructions included on the proxy card. If you vote by telephone, you do not have to mail in your proxy card. If your shares are held through a bank, broker or other nominee, check your proxy card to see if you can vote by telephone.

3.	You can vote via the internet. If you are a registered shareholder, you can vote via the internet by following the instructions included on the proxy card. If your shares are held through a bank, broker or other nominee, check your proxy card to see if you can also vote via the internet.

4.	You can vote in person at the meeting. If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the annual meeting. Note, however, that if your shares are held in the name of your broker, bank or other nominee, you will need to obtain a legal proxy from the holder of your shares indicating that you were the beneficial owner of those shares on April 18, 2011, the record date for voting at the meeting, and that you are authorized to vote such shares. You are encouraged to vote by proxy prior to the meeting even if you plan to attend the meeting in person.

Can I change my vote after I submit my proxy?

Yes. If you are a registered shareholder, you can revoke your proxy and change your vote at any time before the polls close at the meeting by:

•	signing another proxy with a later date;

•	giving written notice of the revocation of your proxy to the Company’s Secretary prior to the annual meeting; or

•	voting in person at the annual meeting. Your proxy will not be automatically revoked by your mere attendance at the meeting; you must actually vote at the meeting to revoke a prior proxy.

If you hold your shares through a bank, broker or other nominee, you will need to follow the instructions of your bank, broker or other nominee in order to change your vote.

How does the Board of Directors recommend I vote on the items to be considered at the annual meeting?

The Board of Directors recommends that you vote:

•	FOR the election of the two director nominees to the Board of Directors.

•	FOR approval of the Company’s 2011 Omnibus Incentive Plan.

•	FOR approval of the advisory (say on pay) vote on executive compensation.

•	For ONE YEAR (meaning every year) on the frequency of future say on pay votes.

What if I do not specify how my shares are to be voted?

Registered Shareholders.    If you a registered shareholder and you submit an executed proxy but do not indicate any voting instructions, your shares will be voted:

•	FOR the election of the two director nominees to the Board of Directors.

•	FOR approval of the Company’s 2011 Omnibus Incentive Plan.

•	FOR approval of the advisory vote on executive compensation.

•	For ONE YEAR on the frequency of future say on pay votes.

Holders of Shares in “Street” Name.    If you hold your shares in “street” name through a broker and do not provide your broker with voting instructions, it is expected that your broker will be unable to vote your shares. See “What if my shares are held in ‘street name’ by a broker?”

Will any other business be conducted at the meeting?

The Board of Directors knows of no other business that will be presented at the meeting. If any other matter properly comes before the shareholders for a vote at the meeting, the Board of Directors, as holder of your proxy, will vote your shares in accordance with its best judgment.

How many votes are required to elect the director nominees?

The affirmative vote of a plurality of the votes cast at the meeting is required to elect the nominees as directors. This means that the two director nominees will be elected if they receive more affirmative votes than any other persons nominated for election. No persons have been nominated for election other than the two nominees named in this proxy statement. If you vote “Withhold” with respect to the election of either or both nominees, your shares will not be voted with respect to the person or persons indicated, although your shares will be counted for purposes of determining whether there is a quorum.

How many votes are required to approve each of the other items?

The affirmative vote of a majority of the votes cast on the matter is required to approve the Company’s 2011 Omnibus Incentive Plan and the advisory (say on pay) vote on executive compensation. Shareholders may vote “FOR,” “AGAINST” or “ABSTAIN” on each of these matters. The outcome of the say on pay vote is not binding on the Board of Directors.

For the advisory vote on the frequency of future say on pay votes, shareholders may vote for a frequency of “ONE YEAR,” “TWO YEARS,” “THREE YEARS” or “ABSTAIN” on this matter. The choice receiving the greatest number of votes—one year, two years or three years—will be the frequency that shareholders will be deemed to have approved. The outcome of the say on pay frequency vote is not binding on the Board of Directors.

What happens if a nominee is unable to stand for election?

If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the Board of Directors, as holder of your proxy, will vote your shares for the substitute nominee unless you have withheld authority to vote for the nominee replaced.

How will abstentions be treated?

If you abstain from voting, your shares will still be included for purposes of determining whether a quorum is present. Because directors will be elected by a plurality of the votes cast, abstaining is not offered as a voting option for the election of directors. An abstention on any of the other items will not be counted as a vote cast and will have no effect on the item.

How will broker non-votes be treated?

Shares treated as broker non-votes on one or more items will be included for purposes of calculating the presence of a quorum but will not be counted as votes cast. Consequently, broker non-votes will have no effect on any of the items to be voted on at the meeting.

STOCK OWNERSHIP

Stock Ownership of Significant Shareholders, Directors and Executive Officers

The following table shows, as of April 18, 2011, the beneficial ownership of the Voting Common Stock by:

•	those persons or entities known by management to beneficially own more than five percent of the outstanding shares of Voting Common Stock;

•	each director and director nominee of the Company;

•	each executive officer of the Company and the Bank named in the “Summary Compensation Table” appearing below; and

•	all of the executive officers and directors of the Company and the Bank as a group.

The address of each of the beneficial owners, except where otherwise indicated, is the same address as the Company’s. As of April 18, 2011, there were 8,692,910 shares of Voting Common Stock issued and outstanding.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Voting Common Stock subject to outstanding options to purchase shares of Voting Common Stock held by that person that are currently exercisable or exercisable within 60 days are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. As of April 18, 2011, none of the Company’s directors and executive officers had options to purchase shares of Voting Common Stock that were exercisable as of or within 60 days after that date.

Name of Beneficial Owner	Beneficial Ownership	Percent of Voting Common Stock Outstanding
Significant Shareholders

America Start-Up Institutions Investments I, L.P., et al. 200 Ransom Way Monterey Park, California 91755(1)	620,507	7.1%

St. Cloud Capital Partners II, LP, et al. 10866 Wilshire Boulevard, #1450 Los Angeles, California 90024(2)	575,052	6.6%

Steven Sugarman, et al. 233 Wilshire Boulevard, Suite 830 Santa Monica, California 90401(3)	451,633	5.2%

First PacTrust Bancorp, Inc. 401(k) Employee Stock Ownership Plan 610 Bay Boulevard Chula Vista, CA 91910(4)	482,124	5.5%

Directors and Named Executive Officers(5)
Alvin L. Majors, Chairman of the Board	77,365	0.9%
Gregory A. Mitchell, President and Chief Executive Officer and Director	59,412	0.7%
Francis P. Burke, Director	52,246	0.6%
Timothy R. Chrisman, Director	9,091	0.1%
Hans R. Ganz, President and Chief Executive Officer of the Bank and Director	127,349	1.5%
Kenneth W. Scholz, Director	68,547	0.8%
Jeffrey T. Seabold, Director	31,600	0.4%
Steven Sugarman, Director(3)	451,633	5.2%
Donald A. Whitacre, Director	43,600	0.5%
James P. Sheehy, Executive Vice President, Secretary and Treasurer	49,964	0.6%
Melanie M. Yaptangco, Executive Vice President, Lending	75,439	0.9%

Directors and executive officers of First PacTrust Bancorp, Inc. as a group (16 persons)(5)	1,095,383	12.6%

(1)	As reported by America Start-Up Financial Institutions Investments I, L.P. (“America Start-Up”) and CKH Capital, Inc. (“CKH”), the general partner of America Start-Up, in a Schedule 13G filed with the SEC on December 9, 2010. America Start-Up and CKH each reported shared voting and dispositive powers over all 620,507 shares.
(2)	As reported by St. Cloud Capital Partners II, LP (“St. Cloud”), SCGP II, LLC (“SCGP”), Marshall S. Geller and Benjamin Hom in a Schedule 13G filed with the SEC on November 12, 2010. SCGP is the general partner of St. Cloud and Messrs. Geller and Hom are the managing members of SCGP. Each of St. Cloud, SCGP, Mr. Geller and Mr. Hom reported shared voting and dispositive powers over all 575,052 shares.
(3)	As reported by Steven Sugarman, Sugarman Enterprises, Inc. (“Sugarman Enterprises”) and COR Capital LLC (“COR Capital”) in a Schedule 13D filed with the SEC on November 12, 2010. Mr. Sugarman is the managing member of COR Capital and, together with his spouse, the owner of 100% of the outstanding stock of Sugarman Enterprises. COR Capital reported sole voting and dispositive powers over 33,806 shares, Sugarman Enterprises reported sole voting and dispositive powers over 417,827 shares and Mr. Sugarman reported shared voting and dispositive powers over all 451,633 shares.
(4)	The amount reported represents shares held by the First PacTrust Bancorp, Inc. 401(k) Employee stock Ownership Plan, of which 439,804 shares were held in participant accounts as of December 31, 2010.
(5)	Includes shares held directly, as well as shares held jointly with certain family members, shares held in retirement accounts, held in a fiduciary capacity, held by certain of the individual’s or group members’ families, held by corporations or other entities controlled by the individual or group member, or held by trusts of which the individual or group member is a trustee or substantial beneficiary, with respect to which shares the individual or group member may be deemed to have sole or shared voting and/or investment powers.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than 10% of the Voting Common Stock, to report to the SEC their initial ownership of the Company’s equity securities and any subsequent changes in that ownership. Specific due dates for these reports have been established by the SEC and the Company is required to disclose in this proxy statement any late filings or failures to file.

To the Company’s knowledge, based solely on its review of the copies of these reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2010, all Section 16(a) filing requirements applicable to the Company’s executive officers and directors during fiscal 2010 were met.

PROPOSAL I—ELECTION OF DIRECTORS

General

The Company’s Board of Directors is divided into three classes. Directors in each class are elected to serve for three-year terms that expire in successive years. The term of one of the classes of the Company’s directors will expire at the annual meeting.

The Company currently has nine directors. The number of directors of the Company will be reduced to seven as of the time of the annual meeting, however. Directors Francis P. Burke and Kenneth W. Scholz, whose terms will expire at the annual meeting, will be retiring from the Company’s Board and, accordingly, have not been re-nominated for another term. Messrs. Burke and Scholz will continue to serve as directors of the Bank.

Nominees

The Company has nominated Timothy R. Chrisman and Jeffrey T. Seabold for election as directors for three-year terms expiring at the annual meeting of shareholders to be held in 2014. Messrs. Chrisman and Seabold currently serve as directors of the Company. They have each consented to being named in this proxy statement and have agreed to serve if elected. If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the Board of Directors, as holder of your proxy, will vote your shares for the substitute nominee, unless you have withheld authority to vote for the nominee replaced.

The affirmative vote of a plurality of the votes cast at the meeting is required to elect the two nominees as directors. The Board of Directors recommends that you vote “FOR” the election of both nominees.

The following tables set forth, with respect to each nominee and each continuing director, his name and age, the year in which he first became a director of the Company or the Bank, and his business experience for at least the past five years.

NOMINEES FOR ELECTION AS DIRECTORS FOR THREE-YEAR

TERMS EXPIRING AT THE 2014 ANNUAL MEETING

Director, Year First Became Director of Company(1)	Age(2)	Principal Occupation and Business Experience
Timothy R. Chrisman, 2011	64	Mr. Chrisman is founder and CEO of Chrisman & Company, Inc., a nationally-recognized executive search and compensation firm specializing in financial services. He also serves as Chairman of the Board of the Federal Home Loan Bank of San Francisco, and most recently served as Chairman of the Council of Federal Home Loan Banks. Mr. Chrisman is also a Senior Advisor to FIG Partners, an investment banking firm that is principally focused on financial service sector companies. Mr. Chrisman previously served as a director of Commercial Capital Bancorp, the institution that acquired $2.7 billion Hawthorne Savings, where he served as Chairman of the Board from 1995 to 2004. Mr. Chrisman’s extensive experience in the financial services industry, both as a director and as an entrepreneur, makes him a valuable member of the Company’s Board of Directors. Mr. Chrisman also brings to the Board a great deal of knowledge in the compensation and corporate governance areas.
Jeffrey T. Seabold, 2011	44	Mr. Seabold is the founder and CEO of CS Financial Inc., a residential and commercial mortgage company based in Beverly Hills, California. Mr. Seabold also serves as President of Camden Escrow Inc., a real estate settlement company. He is the Co-Founder of Camden Capital Partners LLC, an asset based lender and loan servicer. Mr. Seabold brings to the Board a solid background and a wealth of experience in the real estate lending area.

DIRECTORS CONTINUING IN OFFICE
TERMS EXPIRING AT THE 2012 ANNUAL MEETING
Hans R. Ganz, 2000	56	Mr. Ganz has been President and Chief Executive Officer of Pacific Trust Bank and its predecessor since 1995 and a Director since 2000, and served as President and Chief Executive Officer of the Company from the time of its formation in 2002 until November 1, 2010. He has been employed with Pacific Trust Bank and its predecessor in various other capacities since 1992. Mr. Ganz has a strong background in lending and finance, and was president of a mortgage company prior to joining Pacific Trust Bank, which makes him particularly well-suited to serve as a director of the Company.
Steven Sugarman, 2010	35	Mr. Sugarman is the founder and Chief Executive Officer of COR Capital LLC, a Southern California-based investment firm and a lead investor in the Private Placement completed by the Company on November 1, 2010. See “Business Relationships and Transactions with Executive Officers and Directors and Related Persons—Private Placement.” The Company agreed with COR Capital LLC to appoint Mr. Sugarman as a director following the Private Placement closing. Prior to founding COR Capital LLC, Mr. Sugarman founded a $2 billion investment advisory firm focused on public equities and worked as a management consultant at McKinsey & Company and an investment advisor at Lehman Brothers. Mr. Sugarman brings to the Board a strong background and extensive experience in finance and investment matters.

TERMS EXPIRING AT THE 2013 ANNUAL MEETING
Alvin L. Majors, 1985	70	Mr. Majors is currently retired. Prior to his retirement, he was employed by Rohr, Inc. for 26 years, with his last position being Vice President and Controller. Prior to joining Rohr, Inc., Mr. Majors worked for Deloitte for five years. This experience gave him the ability to read financial statements and understand the inner workings of public companies.
Gregory A. Mitchell, 2010	53

Mr. Mitchell became a Director and the President and Chief Executive Officer of the Company on November 1, 2010 following completion of the Private Placement. The Company agreed with the Private Placement investors to appoint Mr. Mitchell to these positions following the closing of the Private Placement.

Mr. Mitchell served as a consultant to the Company from May 2010 until the Private Placement closing. Prior to becoming a consultant to the Company, Mr. Mitchell served in various roles with California National Bank, including Chief Executive Officer and President, from 2001 until October 2009. Prior to joining California National Bank, Mr. Mitchell was a Managing Director with Hovde Financial, where he was responsible for the formation and management of its West Coast investment banking, financial advisory and fund management practice. Mr. Mitchell also served for ten years with the Office of Thrift Supervision, where he was responsible for, among other things, helping to recapitalize and restructure troubled thrift institutions.

The breadth and depth of Mr. Mitchell’s experience in the financial services industry, as a bank executive, investment banker and regulator, make him an especially valued member of the Board.

Donald A. Whitacre, 2001	58	Mr. Whitacre is Chief Executive Officer of D.A. Whitacre Construction, Inc., a General Contracting Company specializing in commercial framing construction located in El Cajon, California. The Company also operates in Nevada and Colorado. He has operated this company since 1978. His leadership skills in supervising all aspects of his company have provided him with the qualifications to understand the operations of the Company. In particular, his expertise and broad experience in the commercial and residential real estate markets, as well as the construction and development industries, provide the Company and the Bank with needed expertise for their boards of directors and the committees on which he serves.

(1)	Includes service as a director of Pacific Trust Bank and its predecessor.
(2)	As of April 18, 2011.

DIRECTOR COMPENSATION

Overview of Director Compensation and Procedures

Directors who are also employees of the Company or the Bank do not receive any compensation for their Board service. We review the level of compensation of our non-employee directors at least annually. To assess the appropriateness of the current level of compensation for our non-employee directors, we have historically obtained data from a number of different sources including:

•	publicly available data describing director compensation in peer companies;

•	survey data collected by our executive officers; and

•

information obtained directly from other companies. We compensate non-employee directors through a mixture of cash and equity-based compensation. Members of Pacific Trust Bank’s board of directors who are not employees of the Company or Bank currently receive an annual retainer of $5,000, and a fee of $2,000 for each Bank board meeting attended. The Chairman of the Board receives an additional $1,000 per Bank board meeting attended. Directors attending our annual off-site planning session receive $2,000 in addition to any board or committee fees paid. Attendance by telephone is compensated at two-thirds the rate for directors attending in person. Currently, directors are not paid a fee for service on the Company’s board. Fees are also currently paid to directors for attendance of committee meetings as follows:

Committee Compensation

	Per Meeting Fee	Annual Fee	Chairman’s Fee
Executive Committee	$1,000	—	50% - $	500/meeting
Audit Committee	$600	—	50% - $	300/meeting
Compensation Committee	$600	—	50% - $	300/meeting
Nominating Committee	$500	—		N/A
Loan Committee	$—	$2,000	50% - $	1,000/year
Technology Committee	$—	$1,200	50% - $	600/year
Facilities Committee	$—	$2,000	50% - $	1,000/year
Strategic Planning Committee	$600	—	50% - $	300/meeting

Until the recent additions of Messrs. Chrisman and Seabold to the Company’s Board of Directors in February 2011, the membership of both the Company’s Board and the Board of Directors of the Bank had been identical. Due to the increasing time demands and complexity of responsibilities for the Company’s directors, a decision has been made for bifurcation of the membership for the two boards of directors. Ultimately, this may result in changes to the amount and structure of compensation payable to the Company’s and the Bank’s directors.

Directors are eligible to be granted awards under the Company’s 2003 Stock Option and Incentive Plan and the 2003 Recognition and Retention Plan. A total of 37,707 shares remained available as of April 18, 2011 for future awards under the 2003 Stock Option and Incentive Plan, and no shares remained available for future awards under the 2003 Recognition and Retention Plan. All directors, other than those who joined our Board in 2010 and 2011, previously received the maximum awards permitted to them under the terms of our 2003 Stock Option and Incentive Plan and 2003 Recognition and Retention Plan. If approved by shareholders at the annual meeting, all directors will be eligible to be granted awards under our 2011 Omnibus Incentive Plan. See “Proposal II—Approval of the First PacTrust Bancorp, Inc. 2011 Omnibus Incentive Plan.”

The following table provides information regarding compensation paid to persons who served as directors of the Company during fiscal 2010.

DIRECTOR COMPENSATION

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(4)	Option Awards ($)(5)	Non- Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(6)	Total ($)
Alvin L. Majors	61,200	—	—	—	—	79,350	140,550

Francis P. Burke	46,900	—	—	—	—	79,350	126,250

Donald M. Purdy(2)	11,267	—	—	—	—	79,350	90,617

Kenneth Scholz	43,300	—	—	—	—	79,350	122,650

Steven Sugarman(3)	12,800	—	—	—	—	—	12,800

Donald A. Whitacre	38,900	—	—	—	—	79,350	118,250

(1)	Directors Mitchell and Ganz were omitted from this table since they received no compensation for board service.
(2)	Mr. Purdy passed away in April 2010.
(3)	Mr. Sugarman joined the Board on November 1, 2010 after the closing of the Private Placement.
(4)	No stock awards were made to the non-employee directors during 2010.
(5)	No option awards were made to the non-employee directors during 2010. As of December 31, 2010, none of the directors listed in the table held any options to purchase Voting Common Stock.
(6)	Includes, in the case of each director listed other than Mr. Sugarman, a cash payment as consideration for the cancellation of all outstanding stock options held by the director (in the case of Mr. Purdy, held by his estate) prior to the closing of the Private Placement at a cancellation price of $3.00 per share, as required under the terms of the subscription agreements with investors in the Private Placement. See “Business Relationships and Transactions with Executive Officers and Directors and Related Persons—Private Placement.” The amount for Mr. Purdy was paid to his estate.

BUSINESS RELATIONSHIPS AND TRANSACTIONS WITH EXECUTIVE OFFICERS AND DIRECTORS AND RELATED PERSONS

General

The Company and the Bank may engage in a transaction or series of transactions with our directors, executive officers and certain persons related to them. Except for loans by the Bank, which are governed by a separate policy, those transactions that constitute “related party” transactions under Item 404 of SEC Regulation S-K are subject to the review and approval of the Audit Committee and ratification by the Board of Directors. All other transactions with executive officers, directors and related persons other than those in the ordinary course of our banking business are approved by the Board of Directors.

Loans

The Bank has a written policy of granting loans to officers and directors, which fully complies with all applicable federal regulations. Loans to directors and executive officers are made in the ordinary course of business and on substantially the same terms and conditions, including interest rates and collateral, as those of comparable transactions with non-insiders prevailing at the time, in accordance with the Bank’s underwriting guidelines, and do not involve more than the normal risk of collectibility or present other unfavorable features. These loans to directors and executive officers are not made at preferential rates; however, certain Bank closing fees are waived. No director, executive officer or any of their affiliates had aggregate indebtedness to the Bank at below market interest rate loans exceeding $120,000 in the aggregate during the fiscal year ended December 31, 2010. As of December 31, 2010, there were no loans outstanding to any director or executive officer of the Company.

Private Placement

On November 1, 2010, the Company completed the sale of the Company’s securities described below in a private placement (the “Private Placement”) exempt from registration under the Securities Act of 1933, as amended. Pursuant to subscription agreements with the Private Placement investors, the Company sold an aggregate of 4,418,390 shares of Voting Common Stock and an aggregate of 1,036,156 shares of newly designated non-voting common stock, par value $.01 per share, of the Company (the “Non-Voting Common Stock” and together with the Voting Common Stock, the “Common Stock”), at a price per share of $11.00, receiving aggregate gross proceeds of $60.0 million.

As part of its subscription, at the closing of the Private Placement, TCW Shared Opportunity Fund V, L.P., a Delaware limited partnership, was issued an immediately exercisable five-year warrant to purchase 240,000 shares of Non-Voting Common Stock at an exercise price of $11.00 per share. In addition, in consideration for its consulting services to the Company preceding the closing date of the Private Placement, COR Advisors LLC, a Delaware limited liability company and an affiliate of COR Capital LLC, a Delaware limited liability company and subscriber in the Private Placement, was issued a warrant to purchase an aggregate of 1,395,000 shares of Non-Voting Common Stock at an exercise price of $11.00 per share. Steven Sugarman, a director of the Company, is the managing member of COR Advisors LLC and COR Capital LLC. COR Advisors LLC’s warrant (together with the warrant issued to TCW Shared Opportunity Fund V, L.P., the “Warrants”) became exercisable with respect to 95,000 shares on January 1, 2011 and an additional 130,000 shares on the first day of each of the next ten calendar quarterly periods beginning April 1, 2011, with each vesting tranche exercisable for five years following the vesting date. In lieu of Non-Voting Common Stock, shares of Voting Common Stock will be issued upon exercise of the Warrants following the transfer of the Warrants to a third party in a widely dispersed offering or in other limited circumstances set forth in the Warrants. In addition, the Warrants held by TCW Shared Opportunity Fund V, L.P. will be exercisable for Voting Common Stock in lieu of Non-Voting Common Stock at TCW Shared Opportunity Fund V, L.P.’s election if it then owns less than 4.99% of the outstanding shares of Voting Common Stock as a result of dilution occurring from additional issuances of Voting Common

Stock subsequent to the Private Placement. Notwithstanding the above, the Warrants will only be exercisable for Voting Common Stock in lieu of Non-Voting Common Stock to the extent that the holder of the Warrant, together with its affiliates and any other person that may be deemed to be acting in concert with it under the regulations of the Office of Thrift Supervision, would not beneficially own more than 4.99% of the outstanding shares of the Voting Common Stock.

As a result of their purchases of Voting Common Stock in the Private Placement, each of America Start-Up Institutions Investments I, L.P., St. Cloud Capital Partners II, LP and Mr. Sugarman became beneficial owners of more than five percent of the outstanding shares of the Voting Common Stock. See “Stock Ownership—Stock Ownership of Significant Shareholders, Directors and Executive Officers.”

In addition to providing Warrants to COR Advisors LLC in consideration for consulting services, the Company agreed to reimburse COR Capital LLC in the amount of $350,000 for all fees and out-of-pocket expenses it incurred in connection with the Private Placement, including without limitation outside counsel and due diligence fees and expenses, whether incurred by COR Capital LLC or its affiliates, consultants or agents.

COR Advisors LLC was originally entitled to receive a Warrant to purchase 1,560,000 shares of Non-Voting Common Stock at an exercise price of $11.00 per share but waived this right with respect to 165,000 of the warrant shares. On November 1, 2010, in recognition of the substantial assistance he provided to the Company in connection with its raising of additional capital through the Private Placement, the Company granted to Gregory A. Mitchell, the Company’s President and Chief Executive Officer, a ten-year option (the “Founder’s Option”) to purchase 165,000 shares of Voting Common Stock at an exercise price of $11.35 per share. The Founder’s Option is scheduled to vest in one-third annual increments beginning November 1, 2011, subject to earlier vesting in the event that the Company involuntarily terminates Mr. Mitchell’s employment without “cause” or he resigns from employment with the Company for “good reason,” as such terms are defined in the employment agreement between Mr. Mitchell and the Company. See “Compensation of Executive Officers—Employment Agreements.” From May 2010 until the closing of the Private Placement, Mr. Mitchell served as a consultant to the Company, for which he received cash compensation totaling $150,000.

As required by the subscription agreements between the Company and investors in the Private Placement, following the completion of the Private Placement, each stock option outstanding prior to the Private Placement was cancelled in consideration for a cash payment of $3.00 per option share. The amounts paid to the Company’s non-employee directors for the cancellation of their stock options held prior to the completion of the Private Placement are provided in the Director Compensation table above. The amounts paid to the Company’s named executive officers for the cancellation of their stock options held prior to the completion of the Private Placement are provided in the Summary Compensation table below.

As also required by the subscription agreements between the Company and investors in the Private Placement, following the Company’s repayment of its TARP obligation, the Bank modified the change in control severance agreements to which it is a party with certain executive officers to provide for a retention payment to these officers. See “Compensation of Executive Officers—Change in Control Severance Agreements.”

BOARD OF DIRECTORS’ MEETINGS AND COMMITTEE AND

CORPORATE GOVERNANCE MATTERS

Board Meetings, Independence and Ethics Code

Meetings of the Company’s Board of Directors are generally held on a monthly basis. The Company’s Board of Directors held thirteen meetings during the fiscal year ended December 31, 2010. During 2010, no director attended fewer than 75 percent of the aggregate of the total number of meetings of the Board of Directors and committees of which he was a member held during the period in which he served. The Company’s general policy is for all directors to attend its annual meeting of shareholders, and every director at that time attended last year’s annual meeting.

The Board has determined that Directors Majors, Burke, Chrisman, Scholz, Seabold and Whitacre, constituting a majority of the Board members, are “independent directors,” as that term is defined in Rule 5605 of the Listing Rules of the NASDAQ Stock Market. Shareholders may communicate directly with the Board of Directors by sending written communications to Alvin L. Majors, Chairman of the Board of the Company, 610 Bay Boulevard, Chula Vista, California, 91910.

The Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees. You may obtain a copy of the Code free of charge by writing to the Corporate Secretary of the Company, 610 Bay Boulevard, Chula Vista, California, 91910 or by calling (619) 691-1519. In addition, the Code of Business Conduct and Ethics has been filed with the SEC as Exhibit 14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 and is available on our website at http://www.firstpactrustbancorp.com (click on the Investor Relations information link, then click on link marked “Governance Documents”).

Board Leadership Structure and Risk Oversight

As indicated above, the positions of Board Chairman and President and Chief Executive Officer are held by two persons. This has been the case since the Company’s formation in 2002. The Board believes this structure is appropriate for the Company because of the need for the Chairman to have independence in leading the Board of Directors to oversee and direct management, and the President and CEO’s direct involvement in leading management of the Company.

The Board of Directors establishes and revises policies to identify and manage various risks inherent in the business of the Company, and both directly and through its committees, periodically receives and reviews reports from management to ensure compliance with and evaluate the effectiveness of risk controls. Employees who oversee day-to-day risk management duties, including the Compliance Officer and Internal Asset Review Officer, report directly to the Audit Committee.

Board Committee Attendance and Charters

The Board of Directors of the Company has standing Executive, Audit, Nominating, Compensation and Strategic Planning Committees.

The Board of Directors has adopted written charters for the Audit Committee, the Compensation Committee and the Nominating Committee. The charters for the Audit Committee, Compensation Committee and the Nominating Committee are available on our website at http://www.firstpactrustbancorp.com (click on the Investor Relations information link, then click on link marked “Governance Documents”). You also can obtain a copy of these committee charters free of charge by writing to the Corporate Secretary of the Company, 610 Bay Boulevard, Chula Vista, California, 91910 or by calling (619) 691-1519.

Executive Committee

The Executive Committee is currently comprised of Directors Majors, Burke, Ganz, Mitchell and Sugarman. The Executive Committee meets on an as needed basis and is generally empowered to act on behalf of the entire board. This committee met three times during 2010.

Audit Committee

The Audit Committee is currently comprised of Directors Majors, Scholz and Whitacre, all of whom are “independent,” as independence is defined for audit committee members in the NASDAQ Listing Rules. The Board of Directors has determined that Directors Majors and Scholz are “audit committee financial experts,” as defined in Item 407(d)(5) of SEC Regulation S-K and that all of the Audit Committee members meet the independence and financial literacy requirements under the NASDAQ Listing Rules. In 2010, this Committee met five times. This committee is responsible for hiring, terminating and/or reappointing the Company’s independent registered public accounting firm and for reviewing the annual audit report prepared by our independent registered public accounting firm. The functions of the Audit Committee also include:

(i)	approving non-audit and audit services to be performed by the independent registered public accounting firm;

(ii)	reviewing and approving all related party transactions for potential conflict of interest situations;

(iii)	reviewing and assessing the adequacy of the Audit Committee charter on an annual basis;

(iv)	reviewing significant financial information for the purpose of giving added assurance that the information is accurate and timely and that it includes all appropriate financial statement disclosures;

(v)	ensuring the existence of effective accounting and internal control systems; and

(vi)	overseeing the entire audit function of the Company, both internal and independent.

Nominating Committee

The Nominating Committee is currently composed of Directors Majors and Whitacre, each of whom is an independent director under the NASDAQ Listing Rules. This committee is primarily responsible for selecting nominees for election to the board. The Nominating Committee generally meets once per year to make nominations and holds additional meetings from time to time as needed.

The responsibilities of the Nominating Committee include:

(i)	recommend to the Board the appropriate size of the Board and assist in identifying, interviewing and recruiting candidates for the Board;

(ii)	recommend candidates (including incumbents) for election and appointment to the Board of Directors, subject to the provisions set forth in the Company’s charter and bylaws relating to the nomination or appointment of directors, based on the following criteria: business experience, education, integrity and reputation, independence, conflicts of interest, diversity, age, number of other directorships and commitments (including charitable obligations), tenure on the Board, attendance at Board and committee meetings, stock ownership, specialized knowledge (such as an understanding of banking, accounting, marketing, finance, regulation and public policy) and a commitment to the Company’s communities and shared values, as well as overall experience in the context of the needs of the Board as a whole. Although the Company does not have a formal policy with regard to the consideration of diversity in identifying director nominees, the Board seeks candidates who further its objective of having a Board that encompasses a broad range of talents and expertise and reflects a diversity of background, experience and viewpoints;

(iii)	review nominations submitted by shareholders, which have been addressed to the Corporate Secretary, and which comply with the requirements of the Company’s charter and bylaws. Nominations from shareholders will be considered and evaluated using the same criteria as all other nominations;

(iv)	annually recommend to the Board committee assignments and committee chairs on all committees of the Board, and recommend committee members to fill vacancies on committees as necessary; and

(v)	perform any other duties or responsibilities expressly delegated to the Committee by the Board.

Director nominations by shareholders must be made pursuant to timely notice in writing to the Corporate Secretary as set forth in Section 1.09 of the Company’s bylaws. In general, to be timely, a shareholder’s notice must be received by the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; however, if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, the shareholder’s notice must be delivered not earlier than 120 days prior to the date of the meeting and not later than the tenth day following the day on which notice of the date of the meeting was mailed or public announcement of the date of the meeting was first made. The shareholder’s notice must include the information set forth in Section 1.09 of the Company’s bylaws, which includes the following:

(i)	as to each person whom a shareholder proposes to nominate for election as a director:

•

all information relating to the proposed nominee that is required to be disclosed in the solicitation of proxies for election as directors or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934.

(ii)	as to the shareholder giving the notice:

•	name and address of the shareholder as they appear on the Company’s books;

•	number of shares of the Company’s Common Stock beneficially owned by the shareholder.

The foregoing description is a summary of the Company’s nominating process. Any shareholder wishing to propose a director candidate to the Company should review and must comply in full with the procedures set forth in the Company’s charter and bylaws, and Maryland law.

During 2010 the Nominating Committee met two times with respect to selection of director nominees.

Compensation Committee

The Compensation Committee is currently comprised of Directors Burke, Majors and Scholz, all of whom are independent directors under the NASDAQ Listing Rules. This committee administers the Company’s equity incentive plans and arrangements and reviews overall compensation policies for the Company. The responsibilities of the Compensation Committee also include:

(i)	reviewing from time to time our compensation plans and, if the Compensation Committee believes it to be appropriate, amend or recommend that the Board amend these plans or adopt new plans;

(ii)	overseeing the evaluation of our management, and establish the compensation for our executive officers and approve the compensation for other key members of management;

(iii)	recommending to the Board the appropriate level of compensation and the appropriate mix of cash and equity compensation for directors; and

(iv)	administering any executive or employee compensation plans which the Board has determined should be administered by the Committee.

During 2010, the Compensation Committee met four times.

Strategic Planning Committee

The Strategic Planning Committee, currently comprised of Directors Ganz, Majors, Mitchell and Sugarman, was formed by the Board of Directors following the Private Placement. This committee reviews and oversees the Company’s strategic planning processes. During 2010, this committee met one time.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is an officer, employee or former officer of the Company or the Bank. None of our executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board of Directors or serve as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation Committee.

COMPENSATION OF EXECUTIVE OFFICERS

Philosophy and Objectives of Compensation Program

Our compensation programs are designed to attract and retain key employees, motivating them to achieve and rewarding them for superior performance. Different programs are geared to short and longer-term performance with the goal of increasing shareholder value over the long term. Executive compensation programs impact all employees by setting general levels of compensation and helping to create an environment of goals, rewards and expectations. Because we believe that the performance of every employee is important to our success, we are mindful of the effect of executive compensation and incentive programs on all of our employees.

We believe that the compensation of our executives should reflect their success as a management team, rather than individuals, in attaining key operating objectives, such as growth in deposits and customer relationships, growth of operating earnings and earnings per share, and ultimately, in attaining an increased market price for our stock. We believe that the performance of the executives in managing our company should be the basis for determining their overall compensation, taking into consideration pertinent economic conditions, interest rate trends, and the competitive market environment. We also believe that their compensation should not be based on the short-term performance of our stock, whether favorable or unfavorable, but rather that the price of our stock will, in the long-term, reflect our operating performance, and ultimately, the management of the company by our executives. We seek to have the long-term performance of our stock reflected in executive compensation through our stock option and other equity incentive programs.

Overview

Key elements of compensation for our executives include: salary, employee bonus incentive plan, 401(k) and employee stock ownership plan, equity incentive awards and health, disability and life insurance benefits. To the extent not determined by contract (see “—Employment Agreements” below), base salaries generally are set for our executive officers annually at a meeting of the Compensation Committee. The Compensation Committee also approves and adopts the employee bonus incentive plan for the new fiscal year, in which executive officers participate along with all other employees of the Company, and may grant equity incentive awards to our executive officers and certain other eligible employees.

In the past, it has been the practice of our Compensation Committee to periodically review the component elements of each executive officer’s total compensation, and to compare the compensation of the executive officers with that of executive officers with similar responsibilities in an appropriate market comparison group. Typically, the chief executive officer makes compensation recommendations to the Compensation Committee with respect to the executive officers who report to him. Such executive officers are not present at the time of these deliberations. The Committee chairman then makes compensation recommendations to the Compensation Committee with respect to the chief executive officer, who is absent from that meeting. The Compensation Committee may accept or adjust such recommendations. In 2008, the Compensation Committee retained Amalfi Consulting to conduct a competitive compensation study on executive and director compensation. Amalfi provided the Compensation Committee with a peer group analysis and industry best practices report with recommendations regarding compensation. In determining executive officer annual base compensation and compensation under the 2010 Incentive Bonus Plan, as well as changes to director compensation, the Compensation Committee considered the analysis of Amalfi, as well as recommendations of the Chief Executive Officer regarding compensation for the senior executive officers.

The Compensation Committee also takes into account the following factors:

•	performance against corporate and individual objectives for the previous year, and relative to pertinent economic, interest rate and competitive environment factors;

•	difficulty of achieving desired results in the coming year;

•	value of their unique skills and capabilities to support long-term performance of the Company;

•	performance of their general management responsibilities; and

•	contribution as a member of the executive management team.

These elements fit into our overall compensation objectives by helping to secure the future potential of our operations, facilitating our entry into new markets, providing proper compliance and regulatory guidance, and helping to create a cohesive team.

Our policy for allocating between long-term and short-term compensation is to ensure adequate base compensation to attract and retain personnel, while providing incentives with an appropriate level of risk to maximize long-term value for our company and our shareholders. Likewise, we provide cash compensation in the form of base salary to meet competitive norms and reward good performance on an annual basis in the form of merit salary adjustments and bonus compensation to reward superior performance against specific short-term goals. We provide non-cash compensation to reward superior performance against specific objectives and long-term strategic goals. We believe that our overall compensation package, including benefits and equity-related awards, is competitive within the marketplace and appropriate to fulfill our stated policies.

The following are key items of corporate performance taken into account in setting compensation policies:

•	corporate earnings per our financial plan;

•	customer satisfaction; and

•	achievement of our strategic objectives.

Prior to our repayment to the U.S. Treasury in December 2010 of the funds we received pursuant to the TARP Capital Purchase Program, we were subject to a number of requirements and restrictions on compensation and corporate governance matters applicable to TARP recipients. These included: certain reviews of our compensation programs by the Compensation Committee; general prohibitions on bonuses to our most highly compensated employee and on any payments to our senior executive officers and five most highly compensated employees who are not executive officers in connection with a change in control or for departure from the Company; subjecting bonus, incentive and retention payments to our senior executive officers and 20 most highly compensated employees who are not senior executive officers to recovery (clawback) if based on statements of earnings, revenues, gains or other criteria that are later found to be materially inaccurate; and a requirement that the Company have and enforce a policy on luxury expenses. In addition, all compensation, including performance-based compensation, paid to each of our senior executive officers was limited to tax deductibility of $500,000. As a result of our repayment of TARP funds, we are no longer subject to these requirements and restrictions.

Summary Compensation Table

The following table sets forth information concerning the compensation earned in 2010 and 2009 by the two persons who served as our principal executive officer during 2010 and the next two most highly compensated executive officers. We use the term “named executive officers” in this proxy statement to refer to the officers listed in the table.

Name and Principal Position	Year	Salary	Bonus (2)	Stock Awards (3)	Option Awards (4)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (5)	Total
Gregory A. Mitchell President and CEO of the Company(1)	2010	$56,000	$—	$108,937	$1,373,250	$—	$—	$150,960	$1,689,147

Hans R. Ganz President and CEO of the Bank and Former President and CEO of the Company(1)	2010	$373,017	$92,350	$—	$—	$—	$—	$1,225,585	$1,690,952
	2009	$334,243	$—	$—	$—	$—	$—	$24,965	$359,208

James P. Sheehy EVP, Secretary and Treasurer	2010	$171,216	$8,312	$—	$—	$—	$—	$390,236	$569,764
	2009	$170,093	$15,000	$—	$—	$—	$—	$17,836	$202,928

Melanie M. Yaptangco EVP—Lending	2010	$170,026	$8,312	$—	$—	$—	$—	$424,935	$603,272
	2009	$167,067	$20,000	$—	$—	$—	$—	$18,437	$205,504

(1)	Mr. Mitchell succeeded Mr. Ganz as President and Chief Executive Officer of the Company on November 1, 2010. From May 2010 until that time, Mr. Mitchell served as a consultant to the Company.
(2)	Represents each executive officer’s bonus paid as provided for under the terms of the annual management incentive plan. See “Components of Executive Compensation—Employee Incentive Plan.”
(3)	Reflects the fair value of the award to Mr. Mitchell on the grant date. The assumptions used in the calculation of this amount are included in Note 14 of the Notes to consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on February 25, 2011. The award to Mr. Mitchell consisted of the RRP Grant described under “—Employment Agreements.”
(4)	Reflects the aggregate fair value of the awards to Mr. Mitchell on the grant date. The assumptions used in the calculation of these amounts are included in Note 14 of the Notes to consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on February 25, 2011. The awards to Mr. Mitchell consisted of the Founder’s Option described under “Business Relationships and Transactions with Executive Officers and Directors and Related Persons—Private Placement” and the Inducement Grant Option described under “—Employment Agreements.”
(5)	For Mr. Mitchell, amount includes (a) fees totaling $150,000 ($25,000 per month) for service as a consultant to the Company from May 2010 until he became President and Chief Executive Officer of the Company; and (b) the amount of dividends earned on the unvested portion of previously awarded shares under the Company’s 2003 Recognition and Retention Plan. For each of the other named executive officers, amounts shown include (a) the market value as of December 31, 2009 and 2010, respectively, of ESOP shares allocated to each named executive officer for 2010; (b) the amount of dividends earned on the unvested portion of previously awarded shares of common stock under the Company’s 2003 Recognition and Retention Plan; and (c) the matching contributions made to the named executive officers’ 401(k) accounts. For each of the other named executive officers, amount for 2010 also includes (a) the amount of the cash payment received in exchange for cancellation of unexercised stock options held prior to the Private Placement at a price of $3.00 per option share ($396,750 for Mr. Ganz, $129,000 for Mr. Sheehy and $141,000 for Ms. Yaptangco); and (b) the Retention Payment made pursuant to the modification of the officer’s Change in Control Severance Agreement, as described under “—Change in Control Severance Agreements” ($784,040 for Mr. Ganz, $222,304 for Mr. Sheehy and $244,453 for Ms. Yaptangco).

Mr. Mitchell has an employment agreement with the Company and each of the other named executive officers has a change in control severance agreement with the Bank. See “—Employment Agreements” and “—Change in Control Severance Agreements.”

Components of Executive Compensation

Base Salary

We seek to establish salary compensation for our executive officers based on our company’s operating performance relative to comparable peer companies. Except to the extent an executive officer’s minimum base salary is established by contract (see “—Employment Agreements”), in setting base salaries, the Compensation Committee typically reviews the President and CEO’s recommendations with respect to the other executive officers and discusses the relative qualifications, experience and responsibilities of the officers. The Compensation Committee also considers the salary information for executive officers of financial institutions which are comparable in size to First PacTrust. It is our policy to pay our chief executive officer and other executive officers on a total compensation basis relative to the other members of our senior management team. We believe that this gives us the opportunity to attract and retain talented managerial employees both at the senior executive level and below.

Employee Incentive Plan

At the beginning of each fiscal year, our Compensation Committee adopts an employee incentive bonus plan for that year. The 2010 plan provides for a discretionary bonus pool of funds not to exceed 10% of the Company’s consolidated after-tax net income for the year with a minimum discretionary bonus pool amount of $150,000 in the aggregate. Bonuses are fully discretionary, and may or may not be paid in whole or in part based on the Compensation Committee’s qualitative assessment of individual contributions toward the Company’s success relative to its risk management, profitability, customer service, deposit growth, compliance, loan originations and portfolio growth, loan charge-off and delinquency ratios. Payout percentages vary from employee to employee. Bonuses awarded to the named executive officers for 2010 (paid in early 2011) are set forth in the Bonus column of the Summary Compensation Table.

401(k) Employee Stock Ownership Plan (“KSOP”)

We offer a qualified, tax exempt savings plan to our employees with a cash or deferred feature qualifying under Section 401(k) of the Code (the “401(k) Plan”) as part of our KSOP. All employees who have attained age 18 are eligible to make 401(k) contributions. Eligible employees are also eligible to be allocated matching and profit sharing contributions, if any, after they have attained age 18 and completed 12 months of continuous employment, during which they worked at least 1,000 hours.

During 2010, participants were permitted to make salary reduction contributions to the 401(k) Plan of up to 100% of their annual salary, up to a maximum of $15,000. In addition, participants who have attained age 50 may defer an additional $5,000 annually as a 401(k) “catch-up” contribution. All employees who participate in the 401(k) Plan received 100% matching funds for the first 4% of salary contributed by the employee during 2009. All 401(k) deferrals made by participants are before-tax contributions. In the event of retirement at age 65 or older, permanent disability or death, however, a participant will automatically become 100% vested in the value of all matching and profit sharing contributions and earnings thereon, regardless of the number of years of service with Pacific Trust Bank.

Participants may invest amounts contributed by them, as well as employer matching and profit sharing contributions (to the extent they are fully vested), to their 401(k) Plan accounts in one or more investment options available under the 401(k) Plan. Changes in investment directions among the funds are permitted on a periodic basis pursuant to procedures established by the plan administrator. Each participant receives a quarterly statement which provides information regarding, among other things, the market value of his investments and contributions made to the 401(k) Plan on his behalf. Participants are permitted to borrow against their account balance in the 401(k) Plan.

Pacific Trust Bank also maintains an employee stock ownership plan for employees of First PacTrust and Pacific Trust Bank, as part of the KSOP. (The following description pertains only to the employee stock ownership portion of the KSOP.)

As part of our 2002 reorganization from the mutual to the stock form of ownership and initial public offering, the employee stock ownership plan borrowed funds from First PacTrust and used these funds to purchase shares of Voting Common Stock of First PacTrust. The loan equaled 100% of the aggregate purchase price of the common stock acquired by the employee stock ownership plan. The loan to the employee stock ownership plan is repaid primarily from First PacTrust’s contributions to the employee stock ownership plan over a period of ten years, and from dividends on common stock held by the employee stock ownership plan. First PacTrust may, in any plan year, make additional discretionary contributions for the benefit of plan participants.

Shares purchased by the employee stock ownership plan with the proceeds of the loan are held in a suspense account and released to participants’ accounts as debt service payments are made. Shares released from the employee stock ownership plan are allocated to each eligible participant’s employee stock ownership plan account based on the ratio of each such participant’s eligible compensation to the total eligible compensation of all eligible employee stock ownership plan participants. An employee is eligible for an employee stock ownership allocation if he is credited with 1,000 or more hours of service during the plan year, and either is actually employed on the last day of the plan year or has attained age 65. The account balances of participants with the employee stock ownership plan vest on the five year anniversary of service with the Company. Credit for eligibility and vesting have been given for years of service with Pacific Trust Bank, prior to adoption of the employee stock ownership plan. However, effective for plan years commencing on or after January 1, 2007, each participant vests 100% after three years of service. No vesting will have occurred prior to obtaining three Years of Service as defined in the KSOP. In the case of a “change in control,” as defined in the KSOP, which triggers a termination of the employee stock ownership plan, participants immediately will become fully vested in their account balances. Benefits are payable upon retirement or other separation from service, or upon termination of the plan.

Equity Incentive Awards

2003 Recognition and Retention Plan and 2003 Stock Option and Incentive Plan.    In April 2003, shareholders of First PacTrust approved the 2003 Stock Option and Incentive Plan and the 2003 Recognition and Retention Plan. These plans became effective on April 24, 2003. The Compensation Committee administers these two long-term incentive stock plans, determines employee eligibility and grants awards.

The 2003 Recognition and Retention Plan is a stock-based compensation plan designed to reward directors, advisory directors, officers and employees for service with a proprietary interest in the Company in a manner designed to encourage such individuals to remain with the Company. The Company reserved 211,600 shares for stock awards under this plan. Awards are discretionary and are based on an assessment of the participant’s position, years of service, and contribution to the success and growth of the Company. Stock awards under the plan generally have vested in equal installments over five years from the date of grant. Prior to the vesting of the shares, the recipient has voting and dividend rights, but no transfer rights over the shares. At this time, no shares remain available for future awards under this plan.

The purpose of the 2003 Stock Option and Incentive Plan is to promote the long-term success of the Company and increase shareholder value by attracting and retaining key employees and directors and encouraging directors and key employees to focus on long-range objectives. The Company reserved 529,900 shares for option awards under this plan, plus additional shares repurchased with the proceeds of exercised options or surrendered to pay an option exercise price. Option awards are discretionary and are based on an assessment of the participant’s position, years of service, and contribution to the success and growth of the Company. The plan provides for the award of incentive stock options to qualifying employees under the federal tax laws. Stock awards under the plan generally have vested in equal installments over five years from the date of grant and must be exercised within 10 to 15 years. The exercise price of options awarded always has been the fair market value of a share of the Company’s common stock on the date of grant. At this time, 37,707 shares remain available remain available for future awards under this plan.

Employment Inducement Awards.    During the fourth quarter of 2010, following the closing of the Private Placement, we made grants of options to purchase an aggregate of 605,000 shares of Voting Common Stock and grants of an aggregate of 21,500 restricted shares of Voting Common Stock to six new officers as an inducement material to their entering into employment with the Company. The grants were approved by the Compensation Committee in reliance on NASDAQ Listing Rule 5635(c)(4), which exempts employment inducement grants from the general requirement of the NASDAQ Listing Rules that equity-based compensation plans and arrangements be approved by shareholders.

Proposed 2011 Omnibus Incentive Plan.    As noted above, no shares remain available for future awards under the 2003 Recognition and Retention Plan and only 37,707 shares remain available for future awards under the 2003 Stock Option and Incentive Plan. In order to enable the Company to be able to continue to provide equity-based incentive awards, the Board has approved the 2011 Omnibus Incentive Plan, subject to approval by shareholders at the annual meeting. See “Proposal II—Approval of the First PacTrust Bancorp, Inc. 2011 Omnibus Incentive Plan.”

Other

Our executives are entitled to few benefits that are not otherwise available to all of our employees. In this regard it should be noted that we do not provide pension arrangements, post-retirement health coverage, or similar benefits for our executives or employees other than as described in the severance agreements. Our health and insurance plans are the same for all employees. The Company currently offers employees their choice of two different health plans.

Outstanding Equity Awards

The following table provides information regarding stock options and restricted stock awards held by the named executive officers as of December 31, 2010.

Outstanding Equity Awards at December 31, 2010

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price (2)	Option Expiration Date(3)	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Gregory A. Mitchell	—	300,000	—	$11.35	11/01/2020	9,598	127,365	—	—
	—	165,000	—	11.35	11/01/2020	—	—	—	—

Hans R. Ganz	—	—	—	—	—	—	—	—	—

James P. Sheehy	—	—	—	—	—	—	—	—	—

Melanie M. Yaptangco	—	—	—	—	—	—	—	—	—

(1)	Options become exercisable in one-third equal annual installments beginning November 1, 2011.
(2)	The exercise price of the stock option awards is equal to the grant day’s closing price of the Voting Common Stock on the NASDAQ Stock Market.
(3)	The expiration date of each option occurs 10 years after the date of grant of each option.
(4)	Reflects dollar value of unvested restricted shares as of December 31, 2010 based on that day’s closing price of the Voting Common Stock on the NASDAQ Stock Market of $13.27.

Certain Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction for compensation in excess of $1 million paid to our chief executive officer and next three most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limitation if certain requirements are met. The Compensation Committee reviews and considers the potential consequences of Section 162(m) to the Company. The Company reserves the right to use our judgment to authorize compensation to any employee that does not comply with the Section 162(m) exemptions for compensation we believe is appropriate.

Section 280G of the Internal Revenue Code provides that severance payments triggered by a change in control, which equal or exceed three times the individual’s “base amount” are deemed to be “excess parachute payments.” Individuals receiving parachute payments in excess of three times their base amount are subject to a 20% excise tax on the amount of the excess payments. If excess parachute payments are made, the Company and the Bank would not be entitled to deduct the amount of the excess payments. Each employment agreement provides that severance and other payments that are subject to a change in control will be reduced as much as necessary to ensure that no amounts payable to the executive will be considered excess parachute payments.

Post-Employment Compensation

Pension Benefits.    We do not provide pension arrangements or post-retirement health coverage for our executives or employees. Our executive officers, along with all other eligible employees, may participate in our 401(k) contributory defined contribution plan. In any plan year, we will contribute to each participant a matching contribution equal to 100% of the first 4% of the participant’s compensation that has been contributed to the plan. All of our named executive officers except for Mr. Mitchell, participated in our 401(k) plan during fiscal 2010 and received matching contributions.

Nonqualified Deferred Compensation.    We do not currently provide any nonqualified defined contribution or other deferred compensation plans. However, prior to the Company’s initial public offering, Pacific Trust Bank provided a deferred compensation plan to its executive officers. While no additional contributions to this plan are made or contemplated, each of the named executive officers other than Mr. Mitchell has a balance payable under the plan, and such balances earn interest at the major bank prime rate, until distribution upon termination or retirement of the executive officer.

PREDECESSOR DEFERRED COMPENSATION PLAN AT DECEMBER 31, 2010

Name	Interest Earned During 2010	Balance at 12/31/2010
Hans R. Ganz	$1,902	$59,553
James P. Sheehy	$761	$23,820
Melanie M. Yaptangco	$761	$23,820

Employment Agreements

In the fourth quarter of 2010, we entered into employment agreements with six new officers, including Mr. Mitchell. Set forth below is a description of Mr. Mitchell’s employment agreement.

On November 1, 2010, the Company entered into an employment agreement with Mr. Mitchell for a three-year term which, on November 1, 2013 and on each anniversary of that date, will be extended for an additional year unless either party notifies the other at least 90 days prior to that date or the anniversary date that the term of the agreement will not be extended. The agreement provides for a minimum base annual salary of $416,000 and a one-time signing bonus in the form of 9,598 shares of restricted Voting Common Stock granted on November 1, 2010 pursuant to the Company’s 2003 Recognition and Retention Plan that are scheduled to vest in 20% annual increments beginning November 1, 2011 (the “RRP Grant”). In addition, as an inducement material to his entering into employment with the Company, the agreement provided for a grant on November 1, 2010 of a ten-year non-qualified stock option to purchase 300,000 shares of Voting Common Stock at an exercise price of $11.35 per share, which is scheduled to vest in one-third annual increments beginning November 1, 2011 (the “Inducement Grant Option”).

The employment agreement provides that Mr. Mitchell is entitled to additional or special compensation, such as additional equity awards, incentive pay or bonuses, as the Company’s Board of Directors or the Compensation Committee of the Company’s Board of Directors may from time to time determine. The agreement also entitles Mr. Mitchell to the use of an automobile or a monthly automobile allowance, expense reimbursement and participation in such benefit programs as may be approved from time to time for the Company for the benefit of its executive employees. In the event that Mr. Mitchell’s employment is involuntarily terminated without “Cause” (as defined in the employment agreement) or voluntarily terminated for “Good Reason” (as defined in the employment agreement), he will be entitled to (i) severance pay equal to 24 months’ salary at the rate in effect on the termination date, payable in equal monthly installments; (ii) accelerated vesting of any then-unvested portion of the Inducement Grant Option; and (iii) serve as an advisory director of the Company until any then-unvested portion of the RRP Grant has vested in full. The vesting of Mr. Mitchell’s

Founder’s Option also will accelerate if his employment is terminated under these circumstances. See “Business Relationships and Transactions with Executive Officers and Directors and Related Persons—Private Placement.” In the event that the Company elects not to renew the employment agreement at the end of its initial term or any extension of that term, Mr. Mitchell will be entitled, upon termination of his employment with the Company, to severance pay equal to 12 months’ salary at the rate in effect on the termination date, payable in equal monthly installments. Payment of the severance pay described above is contingent upon Mr. Mitchell’s compliance with non-solicitation and non-disclosure requirements set forth in the employment agreement. Vesting of any then unvested portion of the RRP Grant will accelerate if Mr. Mitchell’s service with the Company terminates due to death or disability or terminates other than for cause within one year after a change in control of the Company or within one year after the commencement of a tender offer or exchange offer for the Company’s shares (other than such an offer by the Company).

Change in Control Severance Agreements

In 2002, the Bank entered into change in control severance agreements (the “Severance Agreements”) with each of Mr. Ganz, Mr. Sheehy, Ms. Yaptangco and three other officers of the Bank. Each Severance Agreement provides that if a change in control event occurs during the term of the Severance Agreement and the officer’s employment is terminated without cause, he or she is entitled to: (1) a lump sum amount equal to a specified percentage (299% in the case of Mr. Ganz and 200% in the case of Mr. Sheehy and Ms. Yaptangco) of his or her “base amount,” as defined in Section 280G of the Internal Revenue Code (generally the average of the officer’s Box 1, W-2 compensation from the Company during the last five completed calendar years); and (2) continuation of substantially the same health insurance benefits for the remaining term of the Severance Agreement.

On December 16, 2010, as required pursuant to the terms of the subscription agreements between the Company and investors in the Private Placement, each Severance Agreement was modified by an Agreement to Modify Severance Benefits (each, a “Modification Agreement”) by providing for the payment (a “Retention Payment”) to the officer of a lump sum amount in cash equal to one-half of the lump sum amount that would have been due to the officer pursuant to his or her Severance Agreement if the Private Placement had constituted a change in control event and the employment of the officer had ceased (i.e., one-half of the applicable percentage specified above multiplied by his or her current “base amount”). The amounts of the Retention Payments made to Mr. Ganz, Mr. Sheehy and Ms. Yaptangco are included in 2010 compensation in the All Other Compensation Column of the Summary Compensation Table. Each Modification Agreement further provides that if the officer’s employment with the Bank is terminated without cause on or before the third anniversary of the completion of the Private Placement (i.e., on or before November 1, 2013), he or she will be entitled to payment (a “Termination Payment”) of the balance of the lump sum amount that might otherwise be payable under the Severance Agreement (i.e., one-half of the percentage specified above multiplied by his or her “base amount” as of the closing of the Private Placement), plus continuation of health insurance benefits during the remaining term of the Severance Agreement. The benefits under the Modification Agreements are, to the extent provided to the officer, intended to be in lieu of, and not in addition to, the benefits to which the officer might otherwise become entitled under his or her Severance Agreement if a change in control event occurs and his or her employment is terminated without cause.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee of the Board of Directors shall not be deemed to be soliciting material or to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent First PacTrust Bancorp specifically incorporates this Report therein, and shall not otherwise be deemed filed under such Acts.

The Audit Committee of First PacTrust Bancorp, Inc. is comprised of the undersigned directors, each of whom is independent as independence is defined for audit committee members under the NASDAQ Listing Rules. The Audit Committee’s responsibilities are described in a written charter adopted by the Board of Directors.

Management is responsible for the Company’s internal controls, financial reporting process and compliance with applicable laws and regulations. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. As the members of the Audit Committee, it is our responsibility to monitor and oversee these processes.

As required by our charter, we received and reviewed the report of Crowe Horwath LLP regarding the results of their audit, as well as the written disclosures and the letter from Crowe Horwath LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees). We also reviewed and discussed the audited financial statements with Company management. A representative of Crowe Horwath LLP also discussed with the Audit Committee the independence of Crowe Horwath LLP from the Company, as well as the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees).

In fulfilling our oversight responsibility of reviewing the services performed by the Company’s independent registered public accounting firm, we carefully reviewed the policies and procedures for the engagement of the independent registered public accounting firm. We also discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. We met with the internal auditors and independent registered public accounting firm, both with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. We pre-approve all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Prior to engaging our independent registered public accounting firm to render an audit or permissible non-audit service, we specifically approve the engagement of our registered public accounting firm to render that service. Accordingly, the Company does not engage our independent registered public accounting firm to render audit or permissible non-audit services pursuant to pre-approval policies or procedures or otherwise, unless the engagement to provide such services has been approved by the Audit Committee in advance. As such, the engagement of Crowe Horwath LLP to render 100 percent of the services described in the categories above was approved by the Audit Committee in advance of the rendering of those services. We also reviewed and discussed with the independent registered public accounting firm the fees paid to the independent registered public accounting firm; these fees are described under “Independent Registered Public Accounting Firm” below.

The Company’s Chief Executive Officer and Principal Financial Officer also reviewed with the Audit Committee the certifications that each officer files with the SEC pursuant to the requirements of Sections 302 and 906 of the Sarbanes-Oxley Act of 2002. Management also reviewed with the Audit Committee the policies and procedures it has adopted to ensure the accuracy of such certifications.

Based on the review and discussions referred to above, we recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the SEC.

The foregoing report is furnished by the Audit Committee:

Alvin L. Majors (Chairperson)

Kenneth W. Scholz

Donald A. Whitacre

Independent Registered Public Accounting Firm

The Audit Committee of First PacTrust Bancorp’s Board of Directors is negotiating First PacTrust Bancorp’s arrangement for Crowe Horwath LLP to be the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. The Audit Committee of the Board believes the services provided as described in sections (a) and (b) below for the 2010 fiscal year are compatible with maintaining Crowe Horwath LLP’s independence.

During fiscal 2009 and 2010, Crowe Horwath LLP provided various audit, audit-related and non-audit services to the Company as follows: (a) the audit of the Company’s fiscal 2009 and fiscal 2010 annual financial statements and review of financial statements in the Company’s Quarterly Reports on Form 10-Q and (b) tax and loan review services. The aggregate fees billed to the Company and its affiliates by Crowe Horwath LLP for the fiscal years ended December 31, 2009 and 2010 were as follows:

	Year Ended December 31,
	2009	2010
Audit Fees	$250,000	$245,960
Audit Related Fees(1)	$—	$—
Tax Fees(2)	$21,215	$23,605
All Other Fees(3)	$44,883	$24,000

(1)	Primarily for review and assurance and related services in connection with SEC filings.
(2)	Primarily for tax compliance, tax advice and tax return preparation services.
(3)	For audit travel expense reimbursement.

Pre-Approval of Audit and Non-Audit Services

Pursuant to the terms of its charter, the Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm. The Audit Committee must pre-approve the engagement letters and the fees to be paid to the independent registered public accounting firm for all audit and permissible non-audit services to be provided by the independent registered public accounting firm and consider the possible effect that any non-audit services could have on the independence of the auditors. The Audit Committee may establish pre-approval policies and procedures, as permitted by applicable law and SEC regulations and consistent with its charter for the engagement of the independent registered public accounting firm to render permissible non-audit services to the Corporation, provided that any pre-approvals delegated to one or more members of the committee are reported to the committee at its next scheduled meeting. At this time, the Audit Committee has not adopted any pre-approval policies.

The Audit Committee has authorized the independent registered public accounting firm to provide to the Company tax services and certain services in connection with the administration of our benefit plans. In authorizing those services, the Committee determined that providing those services were compatible with maintaining the independence of the independent registered public accounting firm.

PROPOSAL II—APPROVAL OF THE FIRST PACTRUST BANCORP, INC. 2011 OMNIBUS INCENTIVE PLAN

Our Board of Directors has approved the First PacTrust Bancorp, Inc. 2011 Omnibus Incentive Plan (the “Omnibus Incentive Plan”), subject to approval of the Omnibus Incentive Plan by shareholders at the annual meeting.

As noted below, the Omnibus Incentive Plan would authorize up to 950,000 shares of Common Stock to be utilized for equity-based awards to employees and directors of the Company and its subsidiaries, of which no more than 300,000 could be used for awards other than stock options and stock appreciation rights. The 950,000 shares represent approximately 9.8% of the shares of Common Stock (including both the Voting and Non-Voting Common Stock) outstanding as of April 18, 2011. As of that date, there were outstanding options to purchase an aggregate of 770,000 shares of the Common Stock and warrants to purchase an aggregate of 1,635,000 shares of Common Stock. Including those shares, on a fully diluted basis, the 950,000 shares to be authorized represent approximately 7.8% of the outstanding shares.

As of April 18, 2011, only 37,707 shares of Common Stock remained available for future awards under the Company’s 2003 Stock Option and Incentive Plan and no shares remained available for future awards under the Company’s 2003 Recognition and Retention Plan. Our Board of Directors believes that equity-based awards are a critical means for attracting and retaining management and other personnel of the highest quality and aligning the long-term interests of these individuals with the interests of our shareholders. If the Omnibus Incentive Plan is not approved, we will have an insufficient number of shares available for future equity-based awards, which our Board of Directors believes would place the Company at a significant competitive disadvantage and would seriously impair the Company in its ability to grow, both through acquisitions and organically.

The principal features of the Omnibus Incentive Plan are described below. The discussion is only a summary and is qualified in its entirety by reference to the full text of the Omnibus Incentive Plan, a copy of which is attached to this proxy statement as Appendix A.

General

The Omnibus Incentive Plan provides for the grant to employees and directors of the Company and its subsidiaries (collectively “participants”) of the following types of awards:

•

options to purchase shares of Common Stock, which may be either “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code (“incentive stock options”) or non-statutory options which do not satisfy the provisions of Section 422 of the Internal Revenue Code (“non-qualified stock options”) (incentive stock options and non-qualified stock options are together referred to as “stock options” or “options”);

•	stock appreciation rights;

•	restricted stock and restricted stock units;

•	performance shares and performance units;

•	other stock-based awards; and

•	cash awards.

Subject to adjustments described below under “—Changes in Capitalization,” the number of shares of Common Stock available for awards under the Omnibus Incentive Plan is 950,000, of which no more than 300,000 may be utilized for awards other than stock options and stock appreciation rights. An award that is settled in cash will not be counted against the number of shares available for future awards. Any shares subject to an award which expires or is forfeited or terminated unexercised again becomes available for issuance under the

Omnibus Incentive Plan. Shares used to pay the exercise price of a stock option and shares used to satisfy tax withholding obligations are not available for future awards. The shares with respect to which awards may be granted may be either authorized and unissued shares or issued shares reacquired and held by the Company as treasury shares.

Under the Omnibus Incentive Plan, during any calendar year, no participant may be granted: (1) stock options or stock appreciation rights covering an aggregate of more than 100,000 shares; (2) restricted stock or restricted stock units covering an aggregate of more than 30,000 shares; (3) performance shares covering an aggregate of more than 30,000 shares of our Common Stock or performance units equal to the value of more than 30,000 shares of our Common Stock, determined as of the date of grant; (4) other stock-based-awards covering an aggregate of more than 30,000 shares of our Common Stock; or (5) cash awards in excess of one million dollars ($1,000,000).

Administration of the Omnibus Incentive Plan

The Omnibus Incentive Plan is administered by a committee (referred to below as the “Committee”) of two or more members of the Company’s Board of Directors, each of whom qualifies as (i) an “outside director,” as defined in Section 162(m) of the Internal Revenue Code, and (ii) a “Non-Employee Director,” as defined in Rule 16b-3 under the Securities Exchange Act of 1934. Committee members serve at the discretion of the Board of Directors and may be removed by the Board at any time. It is expected that the Compensation Committee of the Company’s Board of Directors will be designated by the Board as the Committee if the Omnibus Incentive Plan is approved by shareholders, and that this committee will be comprised of Directors Chrisman (Chairman), Majors and Seabold following the 2011 annual meeting of shareholders.

The Committee generally has full power to:

•	determine the size and types of awards;

•	determine the terms and conditions of awards in a manner consistent with the Omnibus Incentive Plan;

•	interpret the Omnibus Incentive Plan and any agreement or instrument entered into under the Omnibus Incentive Plan;

•	establish, amend or waive rules and regulations for the administration of the Omnibus Incentive Plan;

•	amend or otherwise modify the Omnibus Incentive Plan or the terms and conditions of any outstanding award under the Omnibus Incentive Plan;

•	make all other determinations which are necessary or advisable for the administration of the Omnibus Incentive Plan; and

•	delegate its authority under the Omnibus Incentive Plan to the extent permitted by law, rule or regulation.

Duration and Modification; No Repricing Without Shareholder Approval

The Omnibus Incentive Plan will remain in effect until terminated in accordance with its terms; however, no award may be made under the Omnibus Incentive Plan after May 25, 2021. The Company’s Board of Directors or the Committee generally may, at any time, terminate, amend or modify the Omnibus Incentive Plan without approval of participants or the Company’s shareholders; however, shareholder approval must be obtained if it is required by law, rule, regulation or stock exchange listing requirement. The NASDAQ Listing Rules require shareholder approval for any material amendment to the Omnibus Incentive Plan, which would include, without limitation, a material increase in the number of shares to be issued under the plan (other than an increase resulting from an adjustment described under “—Changes in Capitalization”). Additionally, the Board of Directors of the Company, in its discretion, may voluntarily seek shareholder approval if it so desires. In addition, stock options and stock appreciation rights may not be repriced, replaced or regranted through cancellation or by lowering the exercise or grant price of a previously granted stock option or stock appreciation right (other than as described under “—Changes in Capitalization”), except in compliance with Section 409A of the Internal Revenue Code and with the approval of the Company’s shareholders.

Stock Options

General.    Stock options may be granted to employees and directors at any time and from time to time by the Committee. Except with respect to grants of stock options to directors of the Company who take all or a portion of their annual retainer and fees in the form of stock options (see “—Director Compensation”), the Committee generally has complete discretion in determining the number of shares subject to options granted to each participant. Each option grant is evidenced by an option agreement that specifies the exercise price, the duration of the option, the number of shares to which the option pertains, the vesting schedule, and such other provisions as the Committee determines. In addition, the option agreement specifies whether the option was intended to be an incentive stock option or a non-qualified stock option. The exercise price must not be less than the fair market value of a share of our Common Stock on the date of grant, provided that the exercise price of an incentive stock option granted to a holder of more than 10% of our Common Stock must not be less than 110% on the date of grant. The duration of a stock option may not exceed ten years, provided that the duration of an incentive stock option granted to a holder of more than 10% of our Common Stock may not exceed five years.

Stock Option Exercises.    A participant may pay the exercise price of his or her option in cash, by delivering shares of our Common Stock that he or she already owns having a total market value equal to the total exercise price, or by a combination of cash and shares. In addition, if permitted by the Company, the participant may pay the exercise price through a cashless exercise facilitated through a broker.

Exercising Options After Termination of Employment or Service.    The termination of a participant’s employment or service as a director affects his or her ability to exercise options granted under the Omnibus Incentive Plan.

Termination For Reasons Other Than Death, Disability, Retirement or Cause. Unless otherwise set forth in the participant’s option agreement, if a participant’s employment or service is terminated for any reason other than death, disability, retirement after reaching age 65 or for cause, any portion of the participant’s option which has not yet vested will be forfeited, unless the Committee decides to waive this forfeiture and allow the participant to exercise that portion (in addition to the already vested portion) of the option. Thereafter, unless otherwise provided in the participant’s option agreement, the exercisable portion of the participant’s option may be exercised for a term of between three months and twelve months after the date of termination, with such exercise period to be determined by the Committee after taking into consideration the facts and circumstances related to the termination of employment or service, but in no event may the option be exercised after its expiration date. The Committee’s determination will be guided by Committee policy, which policy will provide for a written acknowledgment and release from the participant whose employment or service has terminated. Unless otherwise set forth in the participant’s option agreement, should the participant die during the applicable post-termination exercise period, the participant’s option may be exercised by the participant’s designated beneficiary (or, if no beneficiary has been designated, by such person or persons who have acquired the participant’s rights under the option by will or the laws of descent and distribution) for one year after the participant’s death.

Termination Due to Death. Unless otherwise set forth in the participant’s option agreement, if a participant’s employment or service is terminated due to death, any unvested portion of the participant’s option will immediately become exercisable (in addition to the already-vested portion). Unless otherwise provided in the participant’s option agreement, the participant’s option may be exercised by the participant’s designated beneficiary (or, if no beneficiary has been designated, by such person or persons who have acquired the participant’s rights under the option by will or the laws of descent and distribution) for one year after the participant’s death.

Termination Due to Disability. Unless otherwise set forth in the participant’s option agreement, if a participant’s employment or service is terminated due to permanent and total disability, any unvested portion of the participant’s option will immediately become exercisable (in addition to the already-vested portion). Unless otherwise provided in the participant’s option agreement, the participant’s option may be exercised for one year after the date of termination or until the expiration date of the option, whichever period is shorter. Unless otherwise set forth in the participant’s option agreement, should the participant die during the shorter of these two periods, the participant’s option may be exercised by the participant’s designated beneficiary (or, if no beneficiary has been designated, by such person or persons who have acquired the participant’s rights under the options by will or the laws of descent and distribution) for one year after the participant’s death.

Termination Due to Retirement. Unless otherwise set forth in the participant’s option agreement, if a participant retires as an employee or director after reaching age 65, any unvested portion of the participant’s option will immediately become exercisable (in addition to the already-vested portion). Unless otherwise provided in the participant’s option agreement, the participant’s option may be exercised for one year after the date of termination or until the expiration date of the option, whichever period is shorter. Unless otherwise set forth in the participant’s option agreement, should the participant die during the shorter of these two periods, the participant’s option may be exercised by the participant’s designated beneficiary (or, if no beneficiary has been designated, by such person or persons who have acquired the participant’s rights under the option by will or the laws of descent and distribution) for one year after the participant’s death.

If a participant’s employment or service is terminated for cause, all of his or her outstanding options under the Omnibus Incentive Plan (regardless of vesting status) will immediately be forfeited.

Transferability.    Except as otherwise permitted by the Internal Revenue Code or the regulations under the Internal Revenue Code, no incentive stock option may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than, upon the participant’s death, to the participant’s designated beneficiary or, if no beneficiary has been properly designated by the participant, by will or by the laws of descent and distribution. An incentive stock option may be transferred incident to a divorce (within the meaning of Section 1041 of the Internal Revenue Code) or pursuant to a qualified domestic relations order, but such a transfer will cause the incentive stock option to become non-qualified stock option as of the day of the transfer. An incentive stock option may be transferred to a trust if, under Section 671 of the Internal Revenue Code and applicable state law, the participant is considered the sole beneficial owner of the incentive stock option while it held by the trust. No non-qualified stock option may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than (1) upon the participant’s death, to the participant’s designated beneficiary or, if no beneficiary has been properly designated by the participant, by will or by the laws of descent and distribution, (2) pursuant to a qualified domestic relations order, or (3) if specified by the Committee in the participant’s option agreement, by gift to any member of the participant’s immediate family or to a trust for the benefit of the participant or one or more of the participant’s immediate family members. For these purposes, a participant’s “immediate family” means the participant’s spouse, children and grandchildren. Unless transferred as permitted under the Omnibus Incentive Plan, a stock option may be exercised during the participant’s lifetime only by the participant.

Stock Appreciation Rights

The exercise of a stock appreciation right entitles its holder to receive in cash, shares of our Common Stock or a combination of both (as determined by the Committee), an amount equal to (1) the difference between the fair market value of a share of our Common Stock on the date of exercise over the grant (exercise) price, multiplied by (2) the number of shares with respect to which the stock appreciation right is exercised.

Stock appreciation rights may be granted to employees and directors at any time and from time to time as determined by the Committee. The Committee has broad discretion in establishing the terms of stock appreciation rights, including the number of shares subject to a particular award, conditions to exercising, grant price (which must be equal to at least 100% of the fair market value of a share of our Common Stock on the date of grant) and duration of the award (which may not exceed ten years). A stock appreciation right may be related to a stock option or be granted independently of any option. In the case of a stock appreciation right that is related to a stock option, the exercise of one award will reduce, on a one-to-one basis, the number of shares covered by the other award. The plan provisions on exercising stock appreciation rights after termination of employment or service and transferability of stock appreciation rights are essentially the same as those applicable to stock options.

Restricted Stock and Restricted Stock Units

General.    Shares of restricted stock and restricted stock units may be granted to employees and directors at any time and from time to time by the Committee. Each restricted stock or restricted stock unit grant is evidenced by a restricted stock or restricted stock unit agreement that specifies the period of restriction (that is, the period during which the entitlement of the participant under the award is limited in some way or subject to forfeiture) and any other vesting terms, the number of shares of restricted stock or restricted stock units granted, and such other provisions as the Committee may determine, including whether the award is subject to vesting upon the achievement of performance goals (which may, but need not, include performance goals intended to qualify the award as “performance-based compensation” under Section 162(m) of the Internal Revenue Code (see “—Qualified Performance-Based Compensation”)). Each restricted stock unit agreement will also specify the time at which, after vesting, the award will be settled (i.e., paid out to the participant) and the form in which settlement will be made (i.e., in shares of our Common Stock, in cash or a combination of both). In addition, the Committee may require that a participant pay a stipulated purchase price for each share of restricted stock or restricted stock unit, or impose holding requirements or sale restrictions upon vesting of restricted stock or settlement of restricted stock units in shares.

The Omnibus Incentive Plan provides that shares of restricted stock and restricted stock units generally must vest, based upon continued employment or service, over at least three years, except for shares of restricted stock or restricted stock units awarded: (1) based upon past or future performance, which must vest, based also upon continued employment or service, over a minimum of one year; (2) to directors in lieu of cash for their annual retainer and fees (see “—Director Compensation”), which vest, based upon continuing service, over a one-to three-year period to be determined at the time of grant; and (3) to a person not previously an employee or director, or following a bona fide period of non-employment, as an inducement material to the individual’s entering into employment with us, which may be subject to a shorter minimum vesting period. During the period of restriction, a participant holding of shares of restricted stock may exercise full voting rights with respect to those shares, and also is entitled to receive all dividends and distributions paid with respect to those shares while they are held. If any dividends or distributions are paid in shares of our Common Stock, those shares will be subject to the same restrictions as the shares of restricted stock with respect to which they were paid. A participant has no voting or dividend rights with respect to shares underlying restricted stock units unless and until the shares are issued to the participant in settlement of the restricted stock units. The Committee may, however, provide in the participant’s restricted stock unit agreement for the crediting of dividend equivalent units.

Termination of Service or Employment.    Unless otherwise set forth in the participant’s restricted stock or restricted stock unit agreement, if a participant’s employment or service is terminated due to death, permanent and total disability or retirement after reaching age 65, the period of restriction will lapse as of the date of termination. Unless otherwise set forth in the participant’s restricted stock or restricted stock unit agreement, if a participant’s employment or service is terminated for any other reason, all unvested shares awarded as restricted stock and restricted stock units will immediately be forfeited unless the termination is not for cause and the Committee, in its sole discretion, determines to provide for the lapsing of all or a portion of the unvested shares or restricted stock units.

Transferability.    Except as otherwise provided in the Omnibus Incentive Plan or the participant’s restricted stock or restricted stock unit agreement, shares of restricted stock and restricted stock units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable period of restriction (and in the case of restricted stock units, until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the restricted stock or restricted stock unit agreement.

Performance Shares and Performance Units

General.    Performance shares and performance units may be granted to employees and directors at any time and from time to time by the Committee, entitling the participant to future cash payments, shares of our Common Stock or a combination of both, based upon the level of achievement with respect to one or more pre-established performance goals (which may, but need not, include performance goals intended to qualify the award as “performance-based compensation” under Section 162(m) of the Internal Revenue Code (see “—Qualified Performance-Based Compensation”)) over a specified performance period.

The Committee will establish a maximum amount of a participant’s award, denominated in shares of our Common Stock, in the case of performance shares, or units, in the case of performance units. Each award of performance shares or performance units will be evidenced by a performance share or performance unit agreement, which will set forth (1) the target and maximum amount payable to the participant, (2) the performance goals and level of achievement versus these goals that will determine the amount of payment, (3) the performance period as to which performance will be measured, (4) the timing of any payment earned by virtue of performance, (5) whether and the extent to which participants holding performance shares or performance units will receive dividends or dividend equivalents, (6) restrictions on the alienation or transfer of the award prior to actual payment and restrictions on the sale or transfer of shares following actual payment of an award paid in shares, (7) forfeiture provisions and (8) such other terms as may be determined by the Committee.

After the end of each performance period, the Committee will determine the extent to which performance goals have been attained, and the satisfaction of any other terms and conditions. The Committee will determine what, if any, payment is due with respect to an award and, in the case of performance units, whether the payment will be made in cash, shares of our Common Stock or a combination of both. Payment will be made in a lump sum within 60 days after the Committee determines that a payment is due. Notwithstanding satisfaction of any performance goals, the amount paid under an award of performance shares or performance units on account of either financial performance or personal performance evaluations may be reduced by the Committee in its discretion, if the terms of the award so provide.

Termination of Employment or Service.    Unless provided otherwise in the participant’s agreement evidencing his or her award of performance shares or performance units, if the employment or service of a participant terminates before the end of a performance period due to death, permanent and total disability or retirement after reaching age 65, then to the extent it is determined by the Committee following the end of the performance period that the performance goals have been attained, the participant will be entitled to a pro rata payment based on the number of months’ service during the performance period but based on the achievement of performance goals during the entire performance period; payment under these circumstances generally will be made at the same time payments are made to participants who did not terminate service during the performance period. Unless provided otherwise in the participant’s agreement evidencing his or her award of performance shares or performance units, if the employment or service of a participant terminates before the end of a performance period for any other reason, all outstanding performance shares or performance units awarded to the participant will be cancelled; however, if the participant’s employment or service is terminated by the Company other than for cause, the Committee in its sole discretion may waive the automatic cancellation provision and pay out on a pro rata basis as described in the immediately preceding sentence.

Transferability.    Except as otherwise provided in the participant’s agreement evidencing his or her award of performance shares or performance units, performance shares and performance units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than upon the participant’s death, to the participant’s designated beneficiary or, if no beneficiary has been designated by the participant, by will or by the laws of descent and distribution.

Other Stock-Based Awards and Cash Awards

Other Stock-Based Awards.    The Committee may grant to any participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of our Common Stock or factors that may influence the value of our Common Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of our Common Stock, purchase rights for shares of our Common Stock, awards with value and payment contingent upon performance of the Company or any subsidiary, affiliate or business unit of the Company, or any other factors designated by the Committee, and awards valued by reference to the book value of our Common Stock or the value of securities of, or the performance of specified subsidiaries, affiliates or other business units of the Company. We refer to this broad-based award category as “other stock-based awards.” The Committee will determine the terms and conditions of other stock-based awards, including, among other things, the number of underlying shares, the purchase price, if any, vesting (which may, but need not, be subject to achievement of performance goals intended to qualify the award as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, as discussed under “Qualified Performance-Based Compensation”), if any, forfeiture and transferability.

Cash Awards.    The Committee may also grant cash awards to any participant. The Committee will determine the terms and conditions of cash awards, including, without limitation, performance criteria which must be satisfied (which may, but need not, include performance goals intended to qualify the award as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, as discussed under “Qualified Performance-Based Compensation”).

Qualified Performance-Based Compensation

Section 162(m) of the Internal Revenue Code generally disallows federal income tax deductions for compensation in excess of $1 million per year paid to each of the Company’s Chief Executive Officer and its other three most highly compensated executive officers. Compensation that qualifies as “performance-based compensation” under Section 162(m) generally is not subject to the $1 million deduction limit. Stock options and stock appreciation rights generally automatically qualify as “performance based compensation,” provided that certain grant procedures are followed and that, like the Omnibus Incentive Plan, the plan places limits on the number of stock options and stock appreciation rights that can be granted to an individual during a specified time period (see annual limits on awards to individuals under “—General.”) In addition to the limitations on awards to individuals and satisfying grant procedure requirements, one of the conditions necessary to qualify awards other than stock options and stock appreciation rights as “performance-based compensation” is that the material criteria relating to the performance goals under which the award is made must be disclosed to, and approved by, shareholders before the incentive compensation is paid.

For those awards under the Omnibus Incentive Plan, other than stock options and stock appreciation rights, that are intended to meet the definition of “performance-based compensation” the Committee will subject the vesting and payability of the award to the achievement of one or more pre-established performance goals (referred to as “qualifying performance goals”) based upon one or more of the following performance criteria (referred to as “qualifying performance measures”): earnings and earnings per share (before or after taxes); net income and net income per share (before or after taxes); pre-tax, pre-provision earnings; pre-tax, pre-provision earnings per share; revenues and gross profits (in total or with respect to specific categories or business units); operating or cash earnings; operating or cash earnings per share; core earnings; core earnings per share; return measures (including but not limited to total shareholder return, return on average assets, return on average shareholders’ equity and return on tangible equity); net interest income; net interest income on a tax equivalent basis; net interest margin; net interest margin on a tax equivalent basis; interest-sensitivity gap levels; expense targets; operating efficiency; market share; assets under management; growth in assets, loans (in total or with respect to specific categories of loans) and/or deposits (in total or with respect to specific categories of deposit accounts, and with respect to number of account relationships or account balance amounts); growth in target market relationships; investments; value of assets; asset quality levels; charge-offs; loan-loss reserves; non-performing assets; the per share price of our stock; regulatory compliance; satisfactory internal or external audits; book value and book value per share; tangible shareholders’ equity and tangible book value per share; tangible common equity and tangible common equity per share; improvement of financial ratings; and achievement of balance sheet or income statement objectives, or other financial accounting or quantitative objectives established by the Committee.

Any qualifying performance measure(s) may be used to measure the performance of the Company as a whole or any subsidiary or business unit of the Company or any combination of both. Performance may be measured in absolute terms and/or relative to the performance of a group of other companies or a published or special index that the Committee, in its sole discretion, deems appropriate. In the agreement evidencing the award, the Committee may provide for accelerated vesting of any award based on the achievement of qualifying performance goal(s).

The Committee may provide in the agreement evidencing an award that any evaluation of attainment of a qualifying performance goal may include or exclude the effects of any of the following events that occurs during the relevant period: (i) extraordinary, unusual and/or non-recurring items of gain or loss; (ii) asset write-downs; (iii) litigation or claim judgments or settlements; (iv) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (v) any reorganization and restructuring programs; and (vi) acquisitions or divestitures.

In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing qualifying performance measures without obtaining shareholder approval, the Committee has sole discretion under the Omnibus Incentive Plan to make such changes without obtaining shareholder approval. The Committee may, in its discretion, also grant performance-based awards under the Omnibus Incentive Plan that are not intended to satisfy, and do not satisfy, the requirements of “performance-based compensation” under Section 162(m) of the Internal Revenue Code.

Director Compensation

The Board may, in its sole discretion, require directors to receive up to a specified percentage of their annual retainer and fees for attendance at meetings of the Board of Directors and committees thereof (such annual retainer and fees being referred to below as “Board Compensation”) in the form of, at the director’s request (which the Board may accept or deny in its sole discretion), nonqualified stock options, shares of restricted stock and/or, if permitted by the Board in its sole discretion, restricted stock units, which percentage will be as determined and potentially adjusted from time to time by the Board. The exercise price of a non-qualified stock option granted to a director must be equal to at least 100% of the fair market value of a share of our Common Stock on the date of grant, and the number of underlying shares will be equal to the amount of the Board Compensation as to which the election is made divided by the per share value of the option using a Black-Scholes model based on the term of the option (or using such other valuation methodology as may be selected by the Committee prior to the date of grant), rounded to the nearest whole share. The number of shares of restricted stock or, if permitted by the Board, shares underlying restricted stock units granted to a director will be equal to the amount of the Board Compensation as to which the election is made divided by the fair market value of a share of our Common Stock on the date of grant, rounded to the nearest whole share. A non-qualified stock option granted to a director will have a term of not less than five years and not more than ten years and will vest, based upon continuing service, over a one- to three-year period (to be determined by the Board at the time of grant), unless vested earlier upon termination of service as described under “—Stock Options-Exercising Options After Termination of Employment or Service” or upon a change in control as described under “—Change in Control.” Shares of restricted stock and, if permitted by the Board, restricted stock units granted to a director will vest, based upon continuing service, over a one- to three-year period (to be determined by the Board at the time of grant), unless vested earlier upon termination of service as described under “—Restricted Stock and Restricted Stock Units-Termination of Employment or Service” or upon a change in control as described under “Change in Control.”

Changes in Capitalization

Shares as to which awards may be granted under the Omnibus Incentive Plan and shares then subject to awards, as well as the applicable prices of outstanding awards, will be adjusted by the Committee in the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination or other change in our corporate structure affecting our Common Stock, to prevent any dilution or enlargements of rights.

Change in Control

Unless otherwise set forth in the applicable award agreement, upon the occurrence of a “change in control”:

(1)	All outstanding stock options and stock appreciation rights granted under the Omnibus Incentive Plan will become immediately exercisable and will remain exercisable, subject to rights of exercise following a termination of employment or service, as discussed under “—Stock Options-Termination of Employment or Service”;

(2)	Any period of restriction and other restrictions imposed on outstanding shares of restricted stock and restricted stock units will lapse, and restricted stock units will be immediately payable;

(3)	The target payout opportunities attainable under all outstanding awards of performance-based restricted stock, performance-based restricted stock units, performance units, and performance shares (including but not limited to awards intended to qualify as “performance-based compensation under Section 162(m) of the Code) will be deemed to have been fully earned based on targeted performance being attained as of the effective date of the change in control:

(i)	The vesting of all awards denominated in shares of our Common Stock will be accelerated as of the effective date of the change in control, and will be paid out to participants within 30 days following the effective date of the change in control; and

(ii)	Awards denominated in cash will be paid to participants in cash within 30 days following the effective date of the change in control; and

(4)	All cash-based awards and other stock-based awards will immediately be vested.

The Company’s Board of Directors has final authority to determine the exact date on which a change in control has been deemed to have occurred.

A “change in control” is defined in the Omnibus Incentive Plan as the first to occur of a “change in ownership of the Company,” a “change in the effective control of the Company” or a “change in the ownership of a substantial portion of the Company’s assets,” as those phrases are determined in Section 409A of the Internal Revenue Code. A “change in ownership of the Company” generally would occur where any person or group acquires more than 50% of the total fair market value or total voting power of the Company’s stock. A “change in the effective control of the Company” generally would occur where any person or group acquires (either in a single transaction or over a 12-month period) stock representing 30% or more of the total voting power of the Company’s stock or a majority of the members of the Company’s Board of Directors are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the

Board prior to the date of the appointment or election. A “change in the ownership of a substantial portion of the Company’s assets” generally would occur where any person or group acquires (either in a single transaction or over a 12-month period) assets from the Company with a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the Company’s assets immediately prior to the acquisition.

Federal Income Tax Consequences

The following discussion is intended for the information of shareholders considering how to vote on approval of the Omnibus Incentive Plan, and not as tax guidance to plan participants. Under current federal income tax laws, awards of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and performance units under the Omnibus Incentive Plan will generally have the following federal income tax consequences:

(1)	The grant of a stock option will not, by itself, result in the recognition of taxable income to the participant or entitle us to a deduction at the time of grant.

(2)	If the participant exercises an incentive stock option, the exercise of the option will generally not, by itself, result in the recognition of taxable income by the participant or entitle us to a deduction at the time of exercise. However, the difference between the exercise price and the fair market value of the shares of our Common Stock acquired on the date of exercise is an item of adjustment included for purposes of calculating the participant’s alternative minimum tax.

If the participant does not hold the shares of our Common Stock acquired upon exercise of an incentive stock option for at least one year after the exercise of the stock option or two years after the grant of the stock option, whichever is later, the participant will recognize ordinary (compensation) income upon disposition of the shares in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise of the stock option. If this happens, we will be entitled to a corresponding deduction in the amount of ordinary income, if any, that the participant recognizes. The participant also will recognize a capital gain (loss) to the extent the sale price exceeds (is less than) the fair market value of the shares of our Common Stock on the date of exercise of the stock option. We will not be entitled to a corresponding deduction for any such capital gain. The capital gain (loss) will be characterized as short-term if the participant does not hold the shares for more than one year after the exercise of the stock option and long-term if the participant does hold the shares for more than one year after the exercise of the stock option.

If the participant holds the shares of our Common Stock acquired upon exercise of an incentive stock option for one year after the stock option is exercised and two years after the option is granted, the participant will recognize a capital gain (loss) upon disposition of the shares to the extent the sale price exceeds (is less than) the exercise price. This capital gain (loss) will be characterized as short-term if the participant does not hold the shares for more than one year after the exercise of the stock option and long-term if the participant does hold the shares for more than one year after the exercise of the stock option. We will not be entitled to a corresponding deduction for any such capital gain.

(3)	If the participant exercises a non-qualified stock option, the participant will recognize ordinary (compensation) income on the date of exercise in an amount equal to the difference between the fair market value on the date of exercise of the shares of our Common Stock acquired pursuant to the exercise and the exercise price of the non-qualified stock option. We will be allowed a deduction in the amount of any ordinary income recognized by the participant upon exercise of the non-qualified stock option. When the participant sells the shares acquired upon exercise of a non-qualified stock option, the participant will recognize a capital gain (loss) to the extent of any appreciation (depreciation) in value of the shares from the date of exercise to the date of sale. We will not be entitled to a corresponding deduction for any such capital gain. The capital gain (loss) will be short-term if the participant does not hold the shares for more than one year after the exercise of the stock option and long-term if the participant does hold the shares for more than one year after the exercise of the stock option.

(4)	The grant of a stock appreciation right will not, by itself, result in the recognition of taxable income to the participant or entitle us to a deduction at the time of grant. If the participant exercises a stock appreciation right, the participant will recognize ordinary (compensation) income on the date of exercise in an amount equal to the difference between the fair market value on the date of exercise of the shares of our Common Stock underlying the stock appreciation right being exercised and the grant price of the stock appreciation right. We will be entitled to a corresponding tax deduction. To the extent the stock appreciation right is settled in shares of our Common Stock, when the participant sells the shares, the participant will recognize a capital gain (loss) to the extent of any appreciation (depreciation) in value of the shares from the date of exercise. We will not be entitled to a corresponding deduction for any such capital gain. The capital gain (loss) will be short-term if the participant does not hold the shares for more than one year after the exercise of the stock appreciation right and long-term if the participant does hold the shares for more than one year after the exercise of the stock appreciation right.

(5)	The grant of restricted stock will not, by itself, result in the recognition of taxable income to the participant or entitle us to a deduction at the time of grant. Holders of shares of restricted stock will recognize ordinary (compensation) income on the date that the shares of restricted stock are no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of the shares on that date. A holder of restricted stock may generally elect under Section 83(b) of the Internal Revenue Code to recognize ordinary income in the amount of the fair market value of the shares of restricted stock on the date of grant. We will be entitled to a tax deduction equal to the amount of ordinary income recognized by the holder. When the participant disposes of shares granted as restricted stock, the difference between the amount received by the participant upon the disposition and the fair market value of the shares on the date the participant recognized ordinary income will be treated as a capital gain or loss. The capital gain or loss will be short-term if the participant does not hold the shares for more than one year after recognition of ordinary income and long-term if the participant does hold the shares for more than one year after the recognition of ordinary income. The holding period begins when the restricted stock vests, unless a Section 83(b) election is made, in which case the holding period begins upon the restricted stock grant date. We will not be entitled to a corresponding deduction for any such capital gain. Holders of restricted stock will also recognize ordinary income equal to any dividend when such payments are received, even if the restricted stock remains subject to a substantial risk of forfeiture.

(6)	The grant of restricted stock units will not, by itself, result in the recognition of taxable income to the participant or entitle us to a deduction at the time of grant. Upon settlement of the restricted stock units, the participant will generally recognize ordinary (compensation) income in the amount of the fair market value of the shares of our Common Stock and/or the amount of cash paid to the participant. When the participant disposes of any shares of our Common Stock paid upon settlement of the restricted stock units, the difference between the amount received by the participant upon the disposition and the fair market value of the shares on the date the participant recognized ordinary income with respect to the shares will be treated as a capital gain or loss. The capital gain or loss will be short-term if the participant does not hold the shares for more than one year after recognition of ordinary income and long-term if the participant does hold the shares for more than one year after the recognition of ordinary income. We will not be entitled to a corresponding deduction for any such capital gain.

(7)

The grant of performance shares or performance units will not, by itself, result in the recognition of taxable income to the participant or entitle us to a deduction at the time of grant. The participant will recognize ordinary (compensation) income, and we will be entitled to a corresponding deduction, at the time shares of our Common Stock are delivered in payment of performance shares or shares of our Common Stock and/or cash are delivered in payment of performance units. The amount of such ordinary income will be the amount of the fair market value of the shares of our Common Stock and/or the amount of cash delivered to the participant. When the participant disposes of any shares of our

Common Stock, the difference between the amount received by the participant upon the disposition and the fair market value of the shares on the date the participant recognizes ordinary income will be treated as a capital gain or loss. The capital gain or loss will be short-term if the participant does not hold the shares for more than one year after recognition of ordinary income and long-term if the participant does hold the shares for more than one year after the recognition of ordinary income. We will not be entitled to a corresponding deduction for any such capital gain.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2010 with respect to compensation plans under which shares of our Common Stock may be issued:

Plan Category	Number of securities to be issued upon exercise of outstanding options warrants and rights		Weighted- average exercise price of outstanding options warrants and rights	Number of Securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	—		$—	37,707	(1)
Equity compensation plans not approved by security holders	770,000	(2)	$11.424	—

(1)	All of such shares are available for future awards as stock options or stock appreciation rights under the Company’s 2003 Stock Option and Incentive Plan.
(2)	Of these shares, 165,000 are issuable upon exercise of the Founder’s Option granted to Mr. Mitchell on November 1, 2010 (see “Business Relationships and Transactions with Executive Officers and Directors and Related Persons—Private Placement”) and 605,000 are issuable upon exercise of options granted in the fourth quarter of 2010 to six new officers as an inducement material to their entering into employment with the Company.

Board Recommendation

Our Board of Directors unanimously recommends that you vote FOR approval of the Company’s 2011 Omnibus Incentive Plan.

PROPOSAL III—ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

We are not legally required to include in this proxy statement an advisory vote on executive compensation, but have elected to do so in order to give shareholders an opportunity to indicate whether or not they endorse the compensation paid to our executives, as disclosed in this proxy statement. The proposal will be presented at the annual meeting as a resolution in substantially the following form:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for the annual meeting pursuant to Item 402(m) through (q) of Regulation S-K, including the compensation tables and narrative discussion, is hereby approved.

This vote will not be binding on the Company’s Board of Directors. Nor will it affect any compensation paid or awarded to any executive. The Compensation Committee and the Board may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

As disclosed in more detail under “Proposal I—Election of Directors-Compensation of Executive Officers,” the Compensation Committee has a very deliberate and thoughtful process for establishing a broad-based compensation program for our executives. The overall goal of this compensation program is to help the Company and the Bank attract, motivate and retain talented and dedicated executives, orient its executives toward the achievement of business goals, and link the compensation of its executives to the Company’s success. Executive compensation determinations are a complex and demanding process. The Compensation Committee exercises great care and discipline in its analysis and decision-making and recognizes our shareholders’ interest in executive compensation practices. The Compensation Committee seeks to establish compensation levels that attract highly effective executives who work well as a team and that are aligned with our corporate values to conduct our business with character, compassion, class and competition. A primary focus of our compensation program is to compensate actual performance, using realistic incentive thresholds while not exposing the Company to imprudent levels of risk.

The Board of Directors believes that our executive compensation program with the objectives described above and therefore recommends that shareholders vote “FOR” this proposal.

PROPOSAL IV—ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

Although we are not legally required to do so, we have elected to include in this proxy statement a proposal giving shareholders an opportunity to indicate whether they would like to have an advisory vote on executive compensation every year, every two years or every three years.

The Compensation Committee and the Board of Directors recognize the importance of receiving regular input from shareholders on important issues such as executive compensation. The Compensation Committee and the Board also believe a well structured compensation program should include features that drive the creation of shareholder value over the long term, as well as the short term. While acknowledging that some shareholders may believe that the effectiveness of a compensation program that focuses on long-term as well as short-term interests of the Company and its shareholders cannot be evaluated on an annual basis, the Compensation Committee and the Board of Directors believe that, initially, it should receive advisory input annually from the Company’s shareholders. The Company’s shareholders were provided with the opportunity to cast an advisory vote on compensation in 2010, and the Compensation Committee values the opinions expressed by shareholders in these votes.

This advisory vote on the frequency of advisory votes on executive compensation is not binding, but the Board may take the results of this vote into account when considering the frequency of holding future advisory votes on executive compensation.

The Board of Directors recommends that shareholders vote for a frequency of future advisory votes on executive compensation of “ONE YEAR” (meaning every year).

OTHER MATTERS

The Board of Directors knows of no other business that will be presented at the annual meeting. If any other matter properly comes before the shareholders for a vote at the meeting, the Board of Directors, as holder of your proxy, will vote your shares in accordance with its best judgment.

ADDITIONAL INFORMATION

Proxy Solicitation Costs

The Company will pay the costs of soliciting proxies. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company’s common stock. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally or by facsimile, telegraph or telephone, without additional compensation.

Shareholder Proposals for Annual Meeting to be Held in 2012

If you intend to present a shareholder proposal at next year’s annual meeting, your proposal must be received by the Company at its executive offices, located at 610 Bay Boulevard, Chula Vista, California 91910, no later than December 27, 2011 to be eligible for inclusion in the Company’s proxy statement and form of proxy for that meeting. Your proposal will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, and the Company’s charter and bylaws and Maryland law.

To be considered for presentation at next year’s annual meeting, but not for inclusion in the Company’s proxy statement and form of proxy for that meeting, shareholder proposals must be received by the Company no later than February 25, 2012 and no earlier than January 26, 2012. If, however, the date of the next annual meeting is before April 25, 2012 or after July 24, 2012, proposals must instead be received by the Company no earlier than the 120th day prior to the date of the next annual meeting and no later than the 90th day before the date of the meeting or the tenth day after the day on which notice of the date of the meeting is mailed or public announcement of the date of the meeting is first made.

APPENDIX A

FIRST PACTRUST BANCORP, INC.

2011 OMNIBUS INCENTIVE PLAN

FIRST PACTRUST BANCORP, INC.

2011 OMNIBUS INCENTIVE PLAN

FIRST PACTRUST BANCORP, INC.

2011 OMNIBUS INCENTIVE PLAN

ARTICLE 1. ESTABLISHMENT, PURPOSE AND DURATION

1.1 Establishment of the Plan. The Company hereby establishes an incentive compensation plan to be known as the “First PacTrust Bancorp, Inc. 2011 Omnibus Incentive Plan” (the “Plan”), as set forth in this document. The Plan permits the granting of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Other Stock-Based Awards and Cash Awards.

The Plan has been approved by the Board, but it will only become effective (the “Effective Date”) when it is approved by the Company’s stockholders at the annual meeting of the Company’s stockholders on May 25, 2011 or any adjournment or postponement thereof (the “2011 Annual Meeting”).

1.2 Purpose of the Plan. The purpose of the Plan is to promote the long-term success, and enhance the long-term value, of the Company by linking the personal interests of Employees and Directors with those of Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Employees and Directors upon whose judgment, interest, and special effort the successful conduct of its operation largely is dependent, in a manner that does not expose the Company to imprudent risks and that is consistent with the long-term health of the Company.

1.3 Duration of the Plan. Subject to approval by the stockholders of the Company, the Plan shall commence on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board of Directors or the Committee to terminate the Plan at any time pursuant to Article 15 herein. However, in no event may an Award be granted under the Plan on or after the tenth anniversary of the Effective Date.

ARTICLE 2. DEFINITIONS AND CONSTRUCTION

2.1 Definitions. Whenever used in the Plan, the following terms shall have the meanings set forth below:

(a) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Share Units, Other Stock-Based Awards or Cash Awards.

(b) “Beneficiary” has the meaning set forth in Article 12 herein.

(c) “Board” or “Board or Directors” means the Board of Directors of the Company.

(d) “Board Compensation” has the meaning set forth in Section 4.3 herein.

(e) “Cash Award” has the meaning set forth in Section 10.2 herein.

(f) “Cause” means a Participant’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties or willful violation of any law, rule, regulation (other than traffic violations or similar offenses) or final cease-and-desist order. For purposes of this subsection, no act, or failure to act, on Participant’s part shall be considered “willful” unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of the Company. In determining incompetence, the acts or omissions shall be measured against standards generally prevailing in the financial institutions industry. Notwithstanding the foregoing, if a Participant is a party to an employment, change in control or similar agreement with the Company or any Subsidiary and such agreement defines “Cause” (or a variation of that term) in a manner different than as set forth above, the definition in such agreement shall apply for purposes of the Plan instead of the above definition.

(g) “Change in Control” means the first to occur of a “change in the ownership of the Company,” a “change in the effective control of the Company” or a “change in the ownership of a substantial portion of the Company’s assets,” as those phrases are determined in Section 409A.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor code thereto, and the rules and regulations thereunder.

(i) “Committee” means the Committee, as specified in Section 3.1 herein, appointed by the Board to administer the Plan.

(j) “Company” means First PacTrust Bancorp, Inc., a Maryland corporation, or any successor thereto.

(k) “Director” means any individual who is a member of the Board of Directors or the board of directors of a Subsidiary or an advisory director of the Company or a Subsidiary who is not currently an Employee of the Company or a Subsidiary.

(l) “Disability” means a permanent and total disability, within the meaning of Code Section 22(e)(3), as determined by the Committee in good faith, upon receipt of sufficient competent medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice.

(m) “Employee” means a full-time or part-time employee of the Company or any Subsidiary. Directors who are not otherwise employed by the Company or any Subsidiary shall not be considered Employees under the Plan.

(n) “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto, and the rules and regulations thereunder.

(p) “Fair Market Value” means the closing market price per share of one Share on the relevant date, as reported by the NASDAQ Stock Market or any other exchange or quotation system on which the Shares are then listed or quoted. If the Shares did not trade on the relevant date, then Fair Market Value shall be the closing market price of one Share on the most recently preceding date on which the Shares traded. If the Shares are not traded on an established exchange, Fair Market Value shall be determined by the Committee in good faith. Notwithstanding anything herein to the contrary, the determination of Fair Market Value shall comply with Section 409A.

(q) “Grant Price” means the stock price above which a SAR entitles the recipient to any increase in value, as determined by the Committee.

(r) “Incentive Stock Option” or “ISO” means an option to purchase Shares, granted under Article 6 herein, which is designated as an Incentive Stock Option and meets the requirements of Section 422 of the Code.

(s) “Nonqualified Stock Option” or “NQSO” means an option to purchase Shares, granted under Section 4.3 herein or Article 6 herein, which is not an Incentive Stock Option.

(t) “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

(u) “Other Stock-Based Award” has the meaning set forth in Section 10.1 herein.

(v) “Participant” means an Employee or Director who has outstanding an Award granted under the Plan.

(w) “Period of Restriction” means the period during which the entitlement of a Participant under an Award of Restricted Stock or Restricted Stock Units is limited in some way or subject to forfeiture, in whole or in part, based on the passage of time, the achievement of performance goals (which may, but need not, include Qualifying Performance Goals), or upon the occurrence of other events as determined by the Committee, in its discretion.

(x) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act.

(y) “Performance Period” means the period of time as specified by the Committee over which Performance Shares or Performance Units are to be earned.

(z) “Performance Shares” means an Award granted pursuant to Article 9 herein which entitles a Participant to receive Shares based on the achievement of performance goals (including, but not limited to, Qualifying Performance Goals) during a Performance Period.

(aa) “Performance Units” means an Award granted pursuant to Article 9 herein which entitles a Participant to receive cash, Shares or a combination thereof, based on the achievement of performance goals (including, but not limited to, Qualifying Performance Goals) during a Performance Period.

(bb) “Qualified Domestic Relations Order” means a domestic relations order that satisfies the requirements of Section 414(q) of the Code (or any successor provision) as if such section applied to the applicable Award.

(cc) “Qualified Performance-Based Compensation” means compensation under an Award that is granted in order to provide remuneration solely on account of the attainment of one or more Qualifying Performance Goals under circumstances that satisfy Section 162(m) of the Code.

(dd) “Qualifying Performance Goal” means a performance criterion selected by the Committee for a given Award based on one or more Qualifying Performance Measures.

(ee) “Qualifying Performance Measures” means measures as described in Article 11 herein on which Qualifying Performance Goals may be based.

(ff) “Related” means (i) in the case of a SAR or other right, a SAR or other right which is granted in connection with, and to the extent exercisable, in whole or in part, in lieu of, an Option or another right and (ii) in the case of an Option, an Option with respect to which and to the extent a SAR or other right is exercisable, in whole or in part, in lieu thereof.

(gg) “Restricted Stock” means an Award of Shares subject to a Period of Restriction granted pursuant to Section 4.3 herein or Article 8 herein.

(hh) “Restricted Stock Units” means an Award denominated in units subject to a Period of Restriction granted pursuant to Section 4.3 herein or Article 8 herein.

(ii) “Retirement” means termination of a Participant’s employment with the Company and its Subsidiaries after the Participant attains age 65.

(jj) “Section 409A” means Section 409A of the Code and any regulations or guidance of general applicability thereunder.

(kk) “Shares” means shares of the common stock of the Company.

(ll) “Stock Appreciation Right” or “SAR” means an Award, designated as an SAR, granted pursuant to Article 7 herein.

(mm) “Subsidiary” means any corporation in which the Company owns directly, or indirectly through subsidiaries, at least 50% of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least 50% of the combined equity thereof.

2.2 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

2.3 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

ARTICLE 3. ADMINISTRATION

3.1 The Committee. The Plan shall be administered by a Committee, consisting of two or more members of the Board of Directors, each of whom (i) shall be an “outside director,” as defined under Section 162(m) of the Code and (ii) shall be a “Non-Employee Director,” as defined in Rule 16b-3 under the Exchange Act. The members of the Committee shall be appointed by the Board of Directors.

3.2 Authority of the Committee. The Committee shall have full power except as limited by law or by the charter or by-laws of the Company or by resolutions adopted by the Board of Directors, and subject to the provisions herein, to determine the size and types of Awards; to determine the terms and conditions of such Awards in a manner consistent with the Plan; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend, or waive rules and regulations for the Plan’s administration; and (subject to the provisions of Article 15 herein) to amend or otherwise modify the Plan or the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan and, if the Award is subject to Section 409A, does not cause the Plan or the Award to violate Section 409A. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, rule, or regulation, the Committee may delegate its authorities as identified hereunder.

3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board of Directors shall be final, conclusive, and binding on all Persons, including the Company, its stockholders, employees, Participants, and their respective successors.

ARTICLE 4. SHARES SUBJECT TO THE PLAN; AWARDS TO DIRECTORS

4.1 Number of Shares. Subject to adjustment as provided in Section 4.5 herein, the total number of Shares available for grant under the Plan shall be 950,000, of which no more than 300,000 may be utilized for Awards other than Options and SARs (the “Limit”). These Shares may be either authorized but unissued, or Shares that have been reacquired by the Company. Awards that are not settled in Shares shall not be counted against the Limit.

4.2 Maximum Awards. The maximum aggregate number of Shares that may be issued pursuant to Options that are Incentive Stock Options is 950,000, subject to adjustment as provided in Section 4.5 herein. During any calendar year, subject to adjustment as provided in Section 4.5 herein, no Participant may be granted: (i) Options or SARs covering an aggregate of more than one hundred thousand (100,000) Shares; (ii) Shares of Restricted Stock or Restricted Stock Units covering an aggregate of more than thirty thousand (30,000) Shares; (iii) Performance Shares covering an aggregate of more than thirty thousand (30,000) Shares or Performance Units equal to the value of more than thirty thousand (30,000) Shares, determined as of the date of grant; (iv) Other Stock-Based Awards covering an aggregate of more than thirty thousand (30,000) Shares; or (v) Cash Awards in excess of one million dollars ($1,000,000).

4.3 Awards to Directors. Subject to Sections 4.1 and 4.2 herein, the Board may, in its sole discretion, require Directors to receive up to a specified percentage of their annual retainer and fees for attendance at meetings of the Board of Directors and committees thereof (such annual retainer and fees being referred to below as “Board Compensation”) in the form of, at the Director’s request (which the Board may accept or deny in its sole discretion), Nonqualified Stock Options, Shares of Restricted Stock and/or, if permitted by the Board in its sole discretion, Restricted Stock Units, which percentage shall be as determined and potentially adjusted from time to time by the Board. These Options, Shares of Restricted Stock and, if permitted by the Board, Restricted Stock Units, will be granted at such times as shall be determined by the Board. A Director’s request for Options, Shares of Restricted Stock and/or, if permitted by the Board, Restricted Stock Units shall be made before the annual retainer or fees are earned in accordance with the procedures therefor established by the Committee from time to time. The Exercise Price of an Option granted to a Director of the Company pursuant to this Section 4.3 shall not be less than 100% of the Fair Market Value of a Share on the date of grant, and the number of Shares purchasable under the Option will be equal to the amount of the Board Compensation earned by the Director as to which an election for Options has been made by the Director in accordance with the procedures established by the Committee divided by the per share value of the Option using a Black-Scholes model based on the term of the option (or using such other valuation methodology as may be selected by the Committee prior to the date of grant), rounded to the nearest whole Share. The number of Shares of Restricted Stock or, if permitted by the Board, Shares underlying Restricted Stock Units granted to a Director of the Company pursuant to this Section 4.3 will be equal to the amount of the Board Compensation earned by the Director as to which an election for Shares of Restricted Stock or Restricted Stock Units has been made by the Director in accordance with the procedures established by the Committee divided by the Fair Market Value of a Share on the date of grant, rounded to the nearest whole Share. The term of any Option granted pursuant to this Section 4.3 shall be set by the Board at the time of the grant. In no event will the term be less than five years or more than ten years and all Options granted under this Section 4.3 shall vest, based upon continuing service, over a one- to three-year period (to be determined by the Board at the time of grant), unless vested earlier pursuant to Section 6.8 or 6.9 or Article 14 herein. Shares of Restricted Stock and, if permitted by the Board, Restricted Stock Units granted pursuant to this Section 4.3 will vest, based upon continuing service, over a one- to three-year period (to be determined by the Board at the time of grant) unless vested earlier pursuant to Section 8.9 or 8.10 or Article 14 herein.

4.4 Lapsed Awards. If any Award granted under the Plan terminates, expires, or lapses for any reason, any Shares subject to such Award again shall be available for the grant of an Award under the Plan. Shares used to pay the Exercise Price of an Option and Shares used to satisfy tax withholding obligations shall not be available for future Awards under the Plan.

4.5 Adjustments in Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, such adjustment shall be made in the number and class of Shares which may be issued under the Plan, and in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, as shall be determined to be appropriate and equitable by the Committee, to prevent dilution or enlargement of rights.

ARTICLE 5. ELIGIBILITY AND PARTICIPATION

5.1 Eligibility. Persons eligible to participate in the Plan include all Employees, including Employees who are members of the Board or the board of directors of any Subsidiary, and all Directors, including Directors of the Company and its Subsidiaries.

5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all Employees and Directors, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Employee or Director shall be entitled to be granted an Award under the Plan.

ARTICLE 6. STOCK OPTIONS

6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees and Directors at any time and from time to time as shall be determined by the Committee. Subject to Sections 4.1, 4.2 and 4.3, the Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Participant. Options granted to Directors shall consist only of NQSOs and not ISOs.

6.2 Option Agreement. Each Option grant shall be evidenced by an Option agreement that shall specify the Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, the percentage of the Option that becomes exercisable on specified dates, and such other provisions as the Committee shall determine. The Option agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

6.3 Exercise Price. The Exercise Price for each grant of an Option shall be determined by the Committee, provided that the Exercise Price shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted. In the event any holder of 10% or more of the Shares receives a grant of ISOs, the Exercise Price shall be not less than 110% of the Fair Market Value of a Share on the date of grant. Once an Option has been granted, the Exercise Price with respect thereto may not be changed except for any adjustments pursuant to Section 4.5 herein.

6.4 Duration of Options. Each Option granted shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth anniversary of the date of its grant, and provided further that no ISO granted to a holder of 10% or more of the voting Shares shall be exercisable later than the fifth anniversary of the date of its grant.

6.5 Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant.

6.6 Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by payment in full of the Exercise Price.

Upon exercise of any Option, the Exercise Price shall be payable to the Company in full either (a) in cash or its equivalent, or (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate Exercise Price, or (c) by a combination of (a) and (b). In addition, the Company may establish a cashless exercise program in accordance with applicable laws and regulations.

As soon as practicable after receipt of a notification of exercise and payment in full of the Exercise Price, the Company shall deliver Share certificates, or cause Shares to be issued by book-entry procedures, in an appropriate amount based upon the number of Shares purchased under the Option(s).

6.7 Restrictions on Share Transferability. The Committee shall impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, requiring the Participant to hold the Shares acquired upon exercise for a specified period of time, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares. No restriction on Share transferability shall be imposed that causes either the Shares or the Options to which the Shares relate to violate Section 409A.

6.8 Termination of Employment or Service Due to Death, Disability or Retirement.

(a) Termination by Death. Unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, in the event the employment or service of a Participant is terminated by reason of death, any outstanding Options granted to that Participant that are not exercisable as of the date of termination shall immediately become exercisable, and all Options granted to such Participant shall remain exercisable for one year after the date of the Participant’s death by the Participant’s Beneficiary or, if no Beneficiary has been properly designated by the Participant, by such other Person or Persons as shall have acquired the Participant’s rights under the Option by will or by the laws of descent and distribution.

(b) Termination by Disability. Unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, in the event the employment or service of a Participant is terminated by reason of Disability, any outstanding Options granted to that Participant that are not exercisable as of the date of termination shall immediately become exercisable, and all Options granted to such Participant shall remain exercisable until their respective expiration dates, or for one year after the date that the Participant’s employment or service is terminated by reason of Disability, whichever period is shorter. Unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, should the Participant die during the shorter of these two periods, exercisability of the Participant’s Options by the Participant’s Beneficiary (or, if no Beneficiary has been properly designated by the Participant, by such other Person or Persons as shall have acquired the Participant’s rights under the Options by will or by the laws of descent and distribution) shall be permitted for one year following the date of the Participant’s death.

(c) Termination by Retirement. Unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, in the event the employment of an Employee is terminated by reason of Retirement, or the service of a Director is terminated after age 65, any outstanding Options granted to that Employee or Director that are not exercisable as of the date of termination shall immediately become exercisable, and all Options granted to such Participant shall remain exercisable until their respective expiration dates, or for one year after the date of termination, whichever period is shorter. Unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, should the Participant die during the shorter of these two periods, exercisability of the Participant’s Options by the Participant’s Beneficiary (or, if no Beneficiary has been properly designated by the Participant, by such other Person or Persons as shall have acquired the Participant’s rights under the Options by will or by the laws of descent and distribution) shall be permitted for one year following the date of the Participant’s death.

6.9 Termination of Employment for Other Reasons. Unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, if the employment of an Employee or the service of a Director shall terminate for any reason other than the reasons set forth in Section 6.8 herein, except for Cause, all outstanding Options that are not exercisable as of the date of termination immediately shall expire and terminate (and shall once again become available for grant under the Plan). However, the Committee, in its sole discretion, shall have the right to waive such termination and to immediately make exercisable all or any portion of such Options. Thereafter, unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, all exercisable Options shall remain exercisable for a term of between three months and twelve months after the date of termination, with such exercise period to be determined by the Committee after taking into consideration the facts and circumstances related to the termination of employment or service, but in no event shall such Options be exercisable after their respective expiration dates. The Committee’s determination shall be guided by Committee policy, which policy shall provide for a written acknowledgment and release from the Participant whose employment or service has terminated. Unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, should the Participant die during the applicable post-termination exercise period, exercisability of the Participant’s Options by the Participant’s Beneficiary (or, if no Beneficiary has been properly designated by the Participant, by such other Person or Persons as shall have acquired the Participant’s rights under the Options by will or by the laws of descent and distribution) shall be permitted for one year following the date of the Participant’s death.

If the employment or service of a Participant shall terminate for Cause, all outstanding Options immediately shall be forfeited to the Company (and shall once again become available for grant under the Plan) and no additional exercise period shall be allowed, regardless of the exercisability status of the Options.

6.10 Exercise Limitations on ISOs In the case of ISOs, the tax treatment prescribed under Section 422 of the Code may not be available if the Options are not exercised within the time periods provided by Section 422 for each of the various types of employment termination.

6.11 Transferability of Options. Except as otherwise permitted by the Code or the regulations thereunder, no ISO may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than, upon the Participant’s death, to the person designated as the Participant’s Beneficiary or, if no Beneficiary has been properly designated by the Participant, by will or by the laws of descent and distribution. An ISO may be transferred incident to a divorce (within the meaning of Code Section 1041) or pursuant to a Qualified Domestic Relations Order, but such transfer shall cause the ISO to become an NQSO as of the day of the transfer. An ISO may be transferred to a trust if, under Code Section 671 and applicable state law, the Participant is considered the sole beneficial owner of the ISO while it is held by the trust. No NQSO may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than (i) upon the Participant’s death, to the person designated as the Participant’s Beneficiary or, if no Beneficiary has been properly designated by the Participant, by will or by the laws of descent and distribution, (ii) pursuant to a Qualified Domestic Relations Order, or (iii) if specified by the Committee in the Participant’s Option agreement, by gift to any member of the Participant’s immediate family or to a trust for the benefit of the Participant or one or more of the Participant’s immediate family members. For purposes of this Section 6.11, a Participant’s “immediate family” shall mean the Participant’s spouse, children and grandchildren. Unless transferred as permitted hereby, an Option shall be exercisable during the Participant’s lifetime only by the Participant.

ARTICLE 7. STOCK APPRECIATION RIGHTS

7.1 Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Employees and Directors at any time and from time to time as shall be determined by the Committee. A SAR may be Related to an Option or may be granted independently of any Option as the Committee shall from time to time in each case determine. In the case of a Related Option, such Related Option shall cease to be exercisable to the extent of the Shares with respect to which the Related SAR was exercised. Upon the exercise or termination of a Related Option, any Related SAR shall terminate to the extent of the Shares with respect to which the Related Option was exercised or terminated.

The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Sections 4.1 and 4.2 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs. However, the Grant Price of a SAR shall be at least equal to 100% of the Fair Market Value of a Share on the date of grant of the SAR. The Grant Price of a Related SAR shall be equal to the Exercise Price of the Related Option. The terms and conditions of any SAR shall not include provisions that provide for the deferral of compensation other than the recognition of income until the exercise of the SAR (so that the SAR will not be subject to Section 409A).

7.2 Exercise of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon the SARs.

7.3 SAR Agreement. Each SAR grant shall be evidenced by a SAR agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

7.4 Term of SARs. The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; however, such term shall not exceed ten years.

7.5 Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The difference between the Fair Market Value of a Share on the date of exercise over the Grant Price; and

(b) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon exercise of a SAR may be in cash, in Shares of equivalent value, or in some combination thereof.

7.6 Restrictions on Share Transferability. The Committee shall impose such restrictions on any Shares acquired pursuant to the exercise of an SAR under the Plan as it may deem advisable, including, without limitation, requiring the Participant to hold the Shares acquired upon exercise for a specified period of time, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares. No restriction on Share transferability shall be imposed that causes either the Shares or the SAR to which the Shares relate to violate Section 409A.

7.7 Termination of Employment or Service Due to Death, Disability or Retirement.

(a) Termination by Death. Unless otherwise set forth in the SAR agreement provided for in Section 7.3 herein, in the event the employment or service of a Participant is terminated by reason of death, any outstanding SARs granted to that Participant that are not exercisable as of the date of termination shall immediately become exercisable, and all SARs granted to such Participant shall remain exercisable for one year after the date of the Participant’s death by the Participant’s Beneficiary or, if no Beneficiary has been properly designated by the Participant, by such other Person or Persons as shall have acquired the Participant’s rights under the SARs by will or by the laws of descent and distribution.

(b) Termination by Disability. Unless otherwise set forth in the SAR agreement provided for in Section 7.3 herein, in the event the employment or service of a Participant is terminated by reason of Disability, any outstanding SARs granted to that Participant that are not exercisable as of the date of termination shall immediately become exercisable, and all SARs granted to such Participant shall remain exercisable until their respective expiration dates, or for one year after the date the Participant’s employment or service is terminated by reason of Disability, whichever period is shorter. Unless otherwise set forth in the SAR agreement provided for in Section 7.3 herein, should the Participant die during the shorter of these two periods, exercisability of the Participant’s SARs by the Participant’s Beneficiary (or, if no Beneficiary has been properly designated by the Participant, by such other Person or Persons as shall have acquired the Participant’s rights under the SARs by will or by the laws of descent and distribution) shall be permitted for one year following the date of the Participant’s death.

(c) Termination by Retirement. Unless otherwise set forth in the SAR agreement provided for in Section 7.3 herein, in the event the employment of an Employee is terminated by reason of Retirement, or the service of a Director is terminated after age 65, any outstanding SARs granted to that Participant that are not exercisable as of the date of termination shall immediately become exercisable, and all SARs granted to such Participant shall remain exercisable until their respective expiration dates, or for one year after the date that employment or service was terminated, whichever period is shorter. Unless otherwise set forth in the SAR agreement provided for in Section 7.3 herein, should the Participant die during the shorter of these two periods, exercisability of the Participant’s SARs by the Participant’s Beneficiary (or, if no Beneficiary has been properly designated by the Participant, by such other Person or Persons as shall have acquired the Participant’s rights under the SARs by will or by the laws of descent and distribution) shall be permitted for one year following the date of the Participant’s death.

7.8 Termination of Employment for Other Reasons. Unless otherwise set forth in the SAR agreement provided for in Section 7.3 herein, if the employment of an Employee or the service of a Director shall terminate for any reason other than the reasons described in Section 7.7 herein, except for Cause, all outstanding SARs held by the Participant that are not exercisable as of the date of termination immediately shall expire and terminate (and shall once again become available for grant under the Plan). However, the Committee, in its sole discretion, shall have the right to waive such termination and to make exercisable all or any portion of such SARs. Thereafter, unless otherwise set forth in the SAR agreement provided for in Section 7.3 herein, all exercisable SARs shall remain exercisable for a term of between three months and twelve months after the date of termination, with such exercise period to be determined by the Committee after taking into consideration the facts and circumstances related to the termination of employment or service, but in no event shall such SARs be exercisable after their respective expiration dates. The Committee’s determination shall be guided by Committee policy, which policy shall provide for a written acknowledgment and release from the Participant whose employment or service has terminated. Unless otherwise set forth in the SAR agreement provided for in Section 7.3 herein, should the Participant die during the applicable post-termination exercise period, exercisability of the Participant’s SARs by the Participant’s Beneficiary (or, if no Beneficiary has been properly designated by the Participant, by such other Person or Persons as shall have acquired the Participant’s rights under the SARs by will or by the laws of descent and distribution) shall be permitted for one year following the date of the Participant’s death.

If the employment or service of the Participant shall terminate for Cause, all outstanding SARs immediately shall be forfeited to the Company (and shall once again become available for grant under the Plan) and no additional exercise period shall be allowed, regardless of the exercisability status of the SARs.

7.9 Transferability of SARs. An SAR that is Related to an ISO may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than upon the Participant’s death, to the Participant’s Beneficiary or, if no Beneficiary has been properly designated by the Participant, by will or by the laws of descent and distribution. Any other SAR, whether or not related to an NQSO, may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than (i) upon the Participant’s death, to the Participant’s Beneficiary or, if no Beneficiary has been properly designated by the Participant, by will or by the laws of descent and distribution, (ii) pursuant to a Qualified Domestic Relations Order or, (iii) if specified by the Committee in the Participant’s SAR agreement, by gift to any member of the Participant’s immediate family or to a trust for the benefit of the Participant or one or more of the Participant’s immediate family members. For purposes of this Section 7.9, a Participant’s “immediate family” shall mean the Participant’s spouse, children and grandchildren. Unless transferred as permitted hereby, an SAR shall be exercisable during the Participant’s lifetime only by the Participant.

ARTICLE 8. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1 Grant of Restricted Stock and Restricted Stock Units. Subject to the limitations set forth in Sections 4.1 and 4.2 herein, the terms and provisions of Section 4.3 herein, and the other terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Employees and Directors in such amounts as the Committee shall determine. Unless vested earlier pursuant to Section 8.9 or 8.10 or Article 14 herein, Shares of Restricted Stock and Restricted Stock Units shall vest (i.e., no longer be subject to a risk of forfeiture under a Period of Restriction), based upon continuing employment or service, over a minimum of three years, with the exception of: (i) Shares of Restricted Stock and Restricted Stock Units awarded based upon past or future performance (whether pursuant to Qualifying Performance Goals or otherwise), which shall vest, based also upon continuing employment or service, over a minimum of one year; (ii) Shares of Restricted Stock and Restricted Stock Units granted to Directors of the Company pursuant to Section 4.3 herein, which shall vest, based upon continuing service, over a one- to three-year period (to be determined at the time of grant); and (iii) Shares of Restricted Stock and Restricted Stock Units granted to a person not previously an Employee or Director, or following a bona fide period of non-employment, as an inducement material to the individual’s entering into employment with the Company or any Subsidiary, which may be subject to a shorter minimum vesting period.

8.2 Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and Restricted Stock Unit grant shall be evidenced by a Restricted Stock or Restricted Stock Unit agreement that shall specify the Period of Restriction and any other vesting terms, the number of Shares of Restricted Stock or Restricted Stock Units granted, and such other provisions as the Committee shall determine. Each Restricted Stock Unit agreement shall comply with Section 409A.

8.3 Nontransferability. Except as otherwise provided in the Plan or the Restricted Stock or Restricted Stock Unit agreement, Shares of Restricted Stock and Restricted Stock Units granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction specified in the Restricted Stock or Restricted Stock Unit agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock or Restricted Stock Unit agreement. All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant, except as otherwise provided in the Restricted Stock or Restricted Stock Unit agreement.

8.4 Other Restrictions. In addition to the restrictions set forth in Section 8.1 herein, the Committee may impose such restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including restrictions under applicable Federal or state securities laws; and may legend the certificate representing Restricted Stock to give appropriate notice of such restrictions. The Committee may also require that Participants pay a stipulated purchase price for each Share of Restricted Stock or Restricted Stock Unit, or impose holding requirements or sale restrictions upon vesting of Restricted Stock or settlement of Restricted Stock Units in Shares.

8.5 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.4 herein, each certificate representing Shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the First PacTrust Bancorp, Inc. 2011 Omnibus Incentive Plan and in a Restricted Stock agreement dated                     , 20    . A copy of the Plan and such Restricted Stock agreement may be obtained from the Secretary of First PacTrust Bancorp, Inc.”

8.6 Removal of Restrictions. Except as otherwise provided in this Section, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction. Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend required by Section 8.5 herein removed from the Participant’s Share certificate.

8.7 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares. Participants shall have no voting rights with respect to Shares underlying Restricted Stock Units unless and until such Shares are issued to the Participant in settlement of the Restricted Stock Units.

8.8 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those Shares while they are so held. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid. Participants shall have no rights to dividends or other distributions paid on the Shares underlying Restricted Stock Units other than dividends and distributions with a record date on or after the date on which the Shares are issued to the Participant. The Committee may provide for dividend equivalent units in the Participant’s Restricted Stock Unit agreement.

8.9 Termination of Employment or Service Due to Death, Disability or Retirement. Unless otherwise set forth in the Restricted Stock or Restricted Stock Unit agreement, in the event that a Participant’s employment or service is terminated by reason of death, Disability or Retirement, the Period of Restriction with respect to the Participant’s Shares of Restricted Stock or Restricted Stock Units shall lapse as of the date of termination.

8.10 Termination of Employment or Service for Other Reasons. Unless otherwise set forth in the Restricted Stock or Restricted Stock Unit agreement, if the employment or service of the Participant shall terminate for any reason other than those reasons described in Section 8.9 herein, including a termination for Cause, all nonvested Shares of Restricted Stock and Restricted Stock Units held by the Participant at that time immediately shall be forfeited and, in the case of Restricted Stock, the Shares shall be returned to the Company (and shall once again become available for grant under the Plan); provided, however, that with the exception of a termination of employment or service for Cause, the Committee, in its sole discretion, shall have the right to provide for lapsing of the Period of Restriction with respect to Restricted Stock or Restricted Stock Units following termination of employment or service for any reason other than those described in Section 8.9 herein, upon such terms and provisions as it deems proper.

8.11 Settlement of Restricted Stock Units. Restricted Stock Units shall be settled (paid) at such time as is specified in the Restricted Stock Unit agreement. When and if Restricted Stock Units become payable, a Participant having received the grant of such units shall be entitled to receive payment from the Company in cash, Shares or a combination thereof, as determined by the Committee at its sole discretion.

ARTICLE 9. PERFORMANCE SHARES AND PERFORMANCE UNITS

9.1 Grant of Performance Shares and Performance Units. Subject to the limitations set forth in Sections 4.1 and 4.2 herein and the other terms of the Plan, the Committee, at any time and from time to time, may grant Performance Shares, or Performance Units entitling the Participant to future cash payments or Shares or a combination thereof, based upon the level of achievement with respect to one or more pre-established performance goals (which may, but need not, include Qualifying Performance Goals) established for a Performance Period.

9.2 Amount of Award. The Committee shall establish a maximum amount of a Participant’s Award, which amount shall be denominated in Shares in the case of Performance Shares or in units in the case of Performance Units.

9.3 Award Agreement. Each Award of Performance Shares or Performance Units shall be evidenced by a Performance Share or Performance Unit agreement, which shall contain provisions regarding (i) the target and maximum amount payable to the Participant pursuant to the Award, (ii) the performance goals and level of achievement versus these goals that shall determine the amount of such payment, (iii) the Performance Period as to which performance shall be measured for determining the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) whether and the extent to which Participants holding Performance Shares or Performance Units will receive dividends or dividend equivalents with respect to dividends declared with respect to the Shares, (vi) restrictions on the alienation or transfer of the Award prior to actual payment and restrictions on the sale or transfer of Shares following actual payment of an Award paid in Shares, (vii) forfeiture provisions and (viii) such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Committee.

9.4 Performance Goals. Performance goals established by the Committee shall relate to Company-or Subsidiary-wide, group or individual performance, and be based upon such measures as are determined by the Committee; provided, however, that the performance measures for any portion of an Award of Performance Shares or Performance Units that is intended by the Committee to satisfy the requirements for Qualified Performance-Based Compensation shall be based on one or more Qualifying Performance Measures selected by the Committee in accordance with Article 11 herein. Multiple performance goals may be used and the components of multiple performance goals may be given the same or different weighting in determining the amount of an Award earned, and may relate to absolute performance or relative performance measured against other groups, individuals or entities.

9.5 Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the amount paid under an Award of Performance Shares or Performance Units on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee shall determine, if so provided in the terms of the Award.

9.6 Payment of Awards. Following the conclusion of each Performance Period, the Committee shall determine the extent to which performance goals have been attained, and the satisfaction of any other terms and conditions with respect to an Award relating to such Performance Period. The Committee shall determine what, if any, payment is due with respect to an Award and, in the case of Performance Units, whether such payment shall be made in cash, Shares or a combination thereof. Payment shall be made in a lump sum within 60 days after the Committee determines that a payment is due (or at such other time as provided for in the Performance Share or Performance Unit agreement that either qualifies as a short-term deferral that is exempt from Section 409A, or satisfies Section 409A).

9.7 Termination of Employment or Service Due to Death, Disability or Retirement. Unless provided otherwise in the Participant’s agreement evidencing his or her Performance Shares or Performance Units, if the employment or service of a Participant shall terminate before the end of a Performance Period by reason of death, Disability or Retirement, then to the extent it is determined by the Committee following the end of the Performance Period in accordance with Section 9.6 that the performance goals have been attained, the Participant shall be entitled to a pro rata payment based on the number of months’ service during the Performance Period but based on the achievement of performance goals during the entire Performance Period; payment under these circumstances shall be made at the time payments are made to Participants who did not terminate service during the Performance Period, subject to Section 9.6 herein.

9.8 Termination of Employment or Service for Other Reasons. Unless provided otherwise in the Participant’s agreement evidencing his or her Performance Shares or Performance Units, if the employment or service of a Participant shall terminate before the end of a Performance Period for any other reason, all outstanding Awards of Performance Shares or Performance Units to such Participant shall be cancelled; provided, however, that in the event of a termination of the employment or service of the Participant by the Company other than for Cause, the Committee in its sole discretion may waive the foregoing automatic cancellation provision and pay out on a pro rata basis as set forth in Section 9.7 herein.

9.9 Nontransferablity. Except as otherwise provided in the Participant’s agreement evidencing his or her Award of Performance Shares or Performance Units, Performance Shares and Performance Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than upon the Participant’s death, to the Participant’s Beneficiary or, if no Beneficiary has been designated by the Participant, by will or by the laws of descent and distribution. Further, except as otherwise provided in the Participant’s agreement evidencing his or her Award of Performance Shares or Performance Units, a Participant’s rights under the Plan shall inure during his or her lifetime only to such Participant.

ARTICLE 10. OTHER STOCK-BASED AWARDS AND CASH AWARDS

10.1 Other Stock-Based Awards. The Committee may, subject to the limitations of Sections 4.1 and 4.2 herein, grant to any Participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, awards with value and payment contingent upon performance of the Company or any Subsidiary, affiliate or business unit thereof, or any other factors designated by the Committee, and awards valued by reference to the book value of Shares or the value of securities of, or the performance of specified Subsidiaries, affiliates or other business units of the Company (“Other Stock-Based Awards”). The Committee shall determine the terms and conditions of such Other Stock-Based Awards, including, without limitation, the number of underlying Shares, the purchase price, if any, vesting (which may, but need not, be subject to achievement of Qualifying Performance Goals), if any, forfeiture and transferability.

10.2 Cash Awards. Subject to the limitations of Section 4.2 herein, the Committee may grant cash awards (“Cash Awards”) to any Participant. The Committee shall determine the terms and conditions of such Cash Awards, including, without limitation, performance criteria which must be satisfied (which may, but need not, include Qualifying Performance Goals).

10.3 Section 409A Compliance. To the extent any Award is made pursuant to this Article 10 that constitutes “deferred compensation” under Section 409A, the terms of such Award shall be required to comply with Section 409A.

ARTICLE 11. QUALIFIED PERFORMANCE-BASED COMPENSATION

11.1 General. Notwithstanding any other terms of the Plan, the vesting, payability, and value (as determined by the Committee) of each Award other than an Option or SAR that, at the time of grant, the Committee intends to be Qualified Performance-Based Compensation shall be determined by the attainment of one or more Qualifying Performance Goals as determined by the Committee in conformity with Code Section 162(m). The Committee shall specify in writing, by resolution or otherwise, the Participants eligible to receive such an Award (which may be expressed in terms of a class of individuals) and the Qualifying Performance Goal(s) applicable to such Awards within ninety (90) days after the commencement of the period to which the Qualifying Performance Goal(s) relate(s) or such earlier time as is required to comply with Code Section 162(m) and the regulations thereunder. No such Award shall be payable unless the Committee certifies in writing, by resolution or otherwise, that the Qualifying Performance Goal(s) applicable to the Award were satisfied. In no case may the Committee increase the value of an Award of Qualified Performance-Based Compensation above the maximum value determined under the performance formula by the attainment of the applicable Qualifying Performance Goal(s), but the Committee may reduce the value below such maximum if the terms of the Award so provide.

11.2 Qualifying Performance Measures. Unless and until the Committee proposes for stockholder vote and the stockholders approve a change in the general Qualifying Performance Measures set forth in this Article 11, the Qualifying Performance Goal(s) upon which the payment or vesting of an Award that is intended to qualify as Qualified Performance-Based Compensation shall be limited to any one, or any combination, of the following measures (referred to as “Qualifying Performance Measures”): earnings and earnings per share (before or after taxes); net income and net income per share (before or after taxes); pre-tax, pre-provision earnings; pre-tax, pre-provision earnings per share; revenues and gross profits (in total or with respect to specific categories or business units); operating or cash earnings; operating or cash earnings per share; core earnings; core earnings per share; return measures (including but not limited to total stockholder return, return on average assets, return on average stockholders’ equity and return on tangible equity); net interest income; net interest income on a tax equivalent basis; net interest margin; net interest margin on a tax equivalent basis; interest-sensitivity gap levels; expense targets; operating efficiency; market share; assets under management; growth in assets, loans (in total or with respect to specific categories of loans) and/or deposits (in total or with respect to specific categories of deposit accounts, and with respect to number of account relationships or account balance amounts); growth in target market relationships; investments; value of assets; asset quality levels; charge-offs; loan-loss reserves; non-performing assets; Share price; regulatory compliance; satisfactory internal or external audits; book value and book value per share; tangible stockholders’ equity and tangible book value per share; tangible common equity and tangible common equity per share; improvement of financial ratings; and achievement of balance sheet or income statement objectives, or other financial accounting or quantitative objectives established by the Committee.

Any Qualifying Performance Measure(s) may be used to measure the performance of the Company as a whole or any Subsidiary or business unit of the Company or any combination thereof, as the Committee may deem appropriate. Such performance may be measured in absolute terms and/or relative to the performance of a group of other companies or a published or special index that the Committee, in its sole discretion, deems appropriate. In the agreement evidencing the Award, the Committee may provide for accelerated vesting of any Award based on the achievement of Qualifying Performance Goal(s).

The Committee may provide in the agreement evidencing an Award that any evaluation of attainment of a Qualifying Performance Goal may include or exclude the effects of any of the following events that occurs during the relevant period: (i) extraordinary, unusual and/or non-recurring items of gain or loss; (ii) asset write-downs; (iii) litigation or claim judgments or settlements; (iv) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (v) any reorganization and restructuring programs; and (vi) acquisitions or divestitures.

In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Qualifying Performance Measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. For purposes of clarification, the Committee may, in its discretion, also grant performance-based Awards under the Plan that are not intended to satisfy, and do not satisfy, the requirements of Qualified Performance-Based Compensation.

ARTICLE 12. BENEFICIARY DESIGNATION

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit or right under the Plan is to be paid or transferred in case of his or her death before he or she receives any or all of such benefits or rights (a “Beneficiary or Beneficiaries”). Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits or rights remaining at the Participant’s death shall be paid or transferred to the Participant’s estate.

ARTICLE 13. RIGHTS OF EMPLOYEES AND DIRECTORS

13.1 Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or service at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary. For purposes of the Plan, transfer of employment or service of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment or service.

13.2 Participation. No Employee or Director shall be entitled to be selected to receive an Award under the Plan, or, having been so selected, become entitled to receive a future Award.

ARTICLE 14. CHANGE IN CONTROL

Unless otherwise set forth in the applicable Award agreement, upon the occurrence of a Change in Control:

(a) Any and all outstanding Options and SARs granted hereunder shall become immediately exercisable and shall remain exercisable for the remainder of their terms, subject to Sections 6.8 and 6.9 (in the case of Options) and Sections 7.7 and 7.8 (in the case of SARs);

(b) Any Period of Restriction and other restrictions imposed on outstanding Shares of Restricted Stock and Restricted Stock Units shall lapse, and Restricted Stock Units shall be immediately payable;

(c) The target payout opportunities attainable under all outstanding Awards of performance-based Restricted Stock, performance-based Restricted Stock Units, Performance Units, and Performance Shares (including but not limited to Awards intended to be Qualified Performance-Based Compensation) shall be deemed to have been fully earned based on targeted performance being attained as of the effective date of the Change of Control:

(i) The vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Change of Control, and shall be paid out to Participants within thirty (30) days following the effective date of the Change of Control; and

(ii) Awards denominated in cash shall be paid to Participants in cash within thirty (30) days following the effective date of the Change of Control; and

(d) All Cash Awards and Other Stock-Based Awards shall immediately be vested.

The Board has final authority to determine the exact date on which a Change in Control has been deemed to have occurred.

ARTICLE 15. AMENDMENT, MODIFICATION AND TERMINATION

15.1 Amendment, Modification and Termination. The Board or the Committee may, at any time and from time to time, terminate, amend, or modify the Plan without the consent of stockholders or Participants, except that any such action will be subject to the approval of the Company’s stockholders if, when and to the extent such stockholder approval is necessary or required for purposes of any applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, or if the Board, in its discretion, determines to seek such stockholder approval. In addition, Options and SARs issued under the Plan may not be repriced, replaced or regranted through cancellation or by lowering the Exercise or Grant Price of a previously granted Option or SAR (other than as described in Section 4.5 herein) except with the approval of the Company’s stockholders and in compliance with Section 409A. Neither the Board nor the Committee may materially waive any conditions of, or rights of the Company under, or modify or amend the terms of any outstanding Award, nor may the Board or Committee amend, alter, suspend, discontinue or terminate any outstanding Award without the consent of the Participant or holder thereof, except as otherwise herein provided, including, without limitation as provided in Section 15.2 herein. No Award may be amended, modified, extended or renewed in a manner that would subject the Award to Section 409A, unless such Award is intended to be subject to Section 409A and such amendment, modification, extension or renewal is made in accordance with Section 409A.

15.2 Awards Previously Granted. No termination, amendment, or modification of the Plan shall in any manner adversely affect any Award previously granted under the Plan, without the written consent of the Participant; provided, however, that the Participant shall be required to consent to any amendment or modification required by law or for the Plan to comply with Section 409A.

ARTICLE 16. WITHHOLDING

The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of the Plan. The Committee may provide for Participants to satisfy withholding requirements by having the Company withhold Shares or the Participant making other arrangements acceptable to the Committee.

ARTICLE 17. INDEMNIFICATION

Each Person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Persons may be entitled under the Company’s charter or by-laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 18. SUCCESSORS

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company.

ARTICLE 19. REQUIREMENTS OF LAW

19.1 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

19.2 Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Maryland, without regard to conflicts of laws principles thereof.

19.3 Clawback. All Awards (whether vested or unvested) shall be subject to such clawback (recovery) as may be required to be made pursuant to law, rule, regulation or stock exchange listing requirement or any policy of the Company adopted pursuant to any such law, rule, regulation or stock exchange listing requirement.

19.4 Compliance with Section 409A. The Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A, to the extent applicable, and the Plan shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereunder is subject to Section 409A, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A, except as otherwise determined by the Committee. Any provision of the Plan that would cause the grant of an Award or the payment, settlement or deferral thereunder to fail to satisfy Section 409A shall be amended to comply with Section 409A on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A. In the case of amounts not intended to be deferrals of compensation subject to Section 409A, such as, but not limited to, annual incentive Awards, payment or settlement of amounts under such Awards shall occur not later than March 15 of the year following the year in which the Participant has a legally-binding right to payment or settlement (or such later time as permitted under the Section 409A regulations that does not cause the amount to be considered a deferral of compensation for purposes of Section 409A). In the case of amounts intended to be deferrals of compensation subject to Section 409A, the initial deferral election shall be made and become irrevocable no later than December 31 of the year immediately preceding the year in which the Participant first performs services related to such compensation, provided that the timing of such initial deferral election may be later as provided in Section 409A with respect to initial participation in the Plan and for “performance-based compensation” as defined under Section 409A. If an amount that is subject to Section 409A becomes payable under an Award as a result of the Participant’s separation from service (other than due to death), and the Participant is a “specified employee” (as defined under Section 409A), then payment of such amount shall not occur until six (6) months and a day after the date of Participant’s “separation from service” (as defined under Section 409A) except as permitted under Section 409A.

REVOCABLE PROXY

FIRST PACTRUST BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS

MAY 25, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints the members of the Board of Directors of First PacTrust Bancorp, Inc. (the “Company”), and their survivors, with full power of substitution, and authorizes them to represent and vote, as designated below, all shares of the voting common stock, par value $0.01 per share, of the Company held of record by the undersigned as of the close of business on April 18, 2011, at the annual meeting of shareholders of the Company (the “Annual Meeting”) to be held on May 25, 2011, at 9:00 a.m. local time, at the Bonita Golf Club, 5540 Sweetwater Road, Bonita, California, and at any and all adjournments or postponements thereof.

The Board of Directors recommends a vote “For” the election of both nominees under Item I, “For” the approval of the proposals under Items II and III and for a frequency of “One Year” under Item IV.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED

POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA

THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

À                 FOLD AND DETACH HERE                À

FIRST PACTRUST BANCORP, INC. – ANNUAL MEETING MAY 25, 2011

YOUR VOTE IS IMPORTANT!

Annual Meeting Materials are available on-line at:

http://www.firstpactrustbancorp.com (click on the Investor Relations

Information link, then click on link marked “Annual Meeting Materials”).

You can vote in one of three ways:

1.	Call toll free 1-866-855-9703 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.proxyvotenow.com/fptb and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

5332

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☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY FIRST PACTRUST BANCORP, INC.	Annual Meeting of Shareholders DATE MAY 25, 2011

		For	With- hold	For All Except
1.	The election of Timothy R. Chrisman and Jeffrey T. Seabold as directors of the company, each for a term of three years.	☐	☐	☐

Nominees:

(01)  Timothy R. Chrisman        (02)  Jeffrey T. Seabold

Instructions: To vote for both nominees mark the box “FOR” with an “X”. To withhold your vote for both nominees mark the box “WITHHOLD” with an “X”. To withhold your vote for one nominee but not both nominees mark the box “FOR ALL EXCEPT” with an “X” and write the name of the nominee on the following line for whom you wish to withhold your vote.

		For	Against	Abstain
II.	Approval of the First PacTrust Bancorp, Inc. 2011 Omnibus Incentive Plan.	☐	☐	☐

III.	Advisory (non-binding) vote to approve executive compensation as disclosed in the accompanying proxy statement.	☐	☐	☐

		One Year	Two Years	Three Years	Abstain

IV.	Advisory (non-binding) vote on frequency of future advisory vote to approve executive compensation.	☐	☐	☐	☐

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF BOTH NOMINEES UNDER ITEM I, FOR THE APPROVAL OF THE PROPOSALS UNDER ITEMS II AND III AND FOR A FREQUENCY OF ONE YEAR UNDER ITEM IV. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

This proxy may be revoked in the manner described in the accompanying proxy statement.

Please be sure to date and sign	Date
this proxy card in the box below.

Sign above	Co-holder (if any) sign above

Mark here for address change and note change

x	IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW	y

¿	FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL PROXY VOTING INSTRUCTIONS	¿

Shareholders of record have three ways to vote:

1.	By Mail; or
2.	By Telephone (using a Touch-Tone Phone); or
3.	By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m. Eastern time, May 25, 2011. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m. Eastern time, May 25, 2011 1-866-855-9703	Vote by Internet anytime prior to 3 a.m. Eastern time, May 25, 2011 go to https://www.proxyvotenow.com/fptb

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE ANNUAL MEETING MATERIALS:	http://www.firstpactrustbancorp.com (click on the Investor Relations Information link, then click on link marked “Annual Meeting Materials”).

Your vote is important!